                           KELLSTROM INDUSTRIES, INC.

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2004

                    ($15,000,000 Aggregate Principal Amount)

                                       and

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                          SECURITIES PURCHASE AGREEMENT

                          Dated as of January 15, 1997

                                TABLE OF CONTENTS

                             (NOT PART OF AGREEMENT)

       Section 1.     Authorization of the Securities......................................  1

       Section 2.     Purchase and Sale of Securities; Closing.............................  2
               2.1    Purchase and Sale....................................................  2
               2.2    Allocation of Purchase Price.........................................  2
               2.3    Closing..............................................................  2

       Section 3.     Fees.................................................................  3

       Section 4.     Prepayment of Notes..................................................  3
               4.1    Mandatory Redemption.................................................  3
               4.2    Optional Redemption with Premium.....................................  3
               4.3    Optional Redemption upon Public Offering.............................  3
               4.4    Contingent Redemption Upon Change of Control.........................  4
               4.5    Contingent Redemption in the Event of Excess Sale Proceeds...........  4
               4.6    Special Optional Redemption..........................................  5
               4.7    Notice of Optional Redemptions; Officers' Certificate................  5
               4.8    Allocation of Partial Prepayments....................................  5
               4.9    Maturity; Surrender, etc.............................................  6
               4.10   Acquisition of Notes.................................................  6

       Section 5.     Representations and Warranties of the Company........................  6
               5.1    Corporate Existence and Power........................................  6
               5.2    Subsidiaries.........................................................  7
               5.3    Possession of Franchises, Licenses, etc..............................  7
               5.4    Corporate Authority..................................................  7
               5.5    Binding Effect.......................................................  7
               5.6    Consents, etc........................................................  7
               5.7    No Conflicts with Agreements, etc....................................  8
               5.8    Litigation; No Violation of Government Orders or Laws................  8
               5.9    Financial Statements.................................................  9
               5.10   Inventories..........................................................  9
               5.11   No Illegal or Improper Transactions..................................  9
               5.12   Accounts Receivable.................................................. 10
               5.13   Contracts and Leases................................................. 10
               5.14   Acquisition Sub...................................................... 11
               5.15   Related Documents and Senior Debt Instruments........................ 11
               5.16   Outstanding Debt and Undisclosed Liabilities......................... 11
               5.17   Capital Stock........................................................ 11
               5.18   Taxes................................................................ 12


                                TABLE OF CONTENTS

                                   (continued)

               5.19   Title to Properties.................................................. 13
               5.20   Intellectual Property................................................ 14
               5.21   Labor Matters........................................................ 14
               5.22   Compliance with ERISA................................................ 14
               5.23   Offering of Securities; Compliance with Securities Laws.............. 16
               5.24   Environmental Regulations............................................ 16
               5.25   Status under Certain Laws............................................ 17
               5.26   Foreign Assets Control Regulations................................... 17
               5.27   Legality............................................................. 17
               5.28   Solvency............................................................. 18
               5.29   Margin Regulations; Use of Proceeds.................................. 18
               5.30   Affiliates........................................................... 18
               5.31   Disclosure........................................................... 18
               5.32   Representations in Related Documents................................. 18
               5.33   Broker's or Finder's Commissions..................................... 19

       Section 6.     Representations of Purchaser......................................... 19
               6.1    Purchase for Investment.............................................. 19
               6.2    ERISA................................................................ 19
               6.3    U.S. Person.......................................................... 20
               6.4    Restricted Securities................................................ 20
               6.5    Transfer Restrictions................................................ 20

       Section 7.     Closing Conditions................................................... 20
               7.1    Representations and Warranties True, etc.; Certificates.............. 21
               7.2    Opinions of Purchaser's Special Counsel.............................. 21
               7.3    Opinion of Counsel for the Company................................... 21
               7.4    Other Opinions....................................................... 21
               7.5    Your Purchase Permitted by Applicable Laws; Legal Investment......... 21
               7.6    Compliance with Securities Laws...................................... 21
               7.7    Proceedings Satisfactory............................................. 22
               7.8    Related Documents.................................................... 22
               7.9    Acquisition.......................................................... 22
               7.10   Senior Debt Instruments.............................................. 22
               7.11   Consent of Lenders to this Agreement................................. 22
               7.12   Fees Payable at Closing.............................................. 23
               7.13   Legislative Changes.................................................. 23
               7.14   Solvency............................................................. 23
               7.15   PPN Application...................................................... 23
               7.16   Material Adverse Effect.............................................. 23


                                TABLE OF CONTENTS

                                   (continued)

        Section 8.    Financial Statements and Information................................. 23

        Section 9.    Inspection of Properties and Books................................... 28

       Section 10.    Affirmative Covenants................................................ 29
               10.1   Legal Existence; Compliance with Laws, etc........................... 29
               10.2   Maintenance of Property and Insurance................................ 29
               10.3   Payment of Taxes..................................................... 30
               10.4   Payment of Other Debt, etc........................................... 30
               10.5   Environmental Laws................................................... 30
               10.6   Further Assurances................................................... 30
               10.7   Reservation of Common Stock.......................................... 31
               10.8   Consolidated Interest and Dividend Coverage Ratio.................... 31
               10.9   Compliance with Related Documents.................................... 31
               10.10  Subsidiary Guaranties, etc........................................... 31
               10.11  Certain Amendment.................................................... 32
               10.12  Application of Certain Proceeds...................................... 32

       Section 11.    Negative Covenants................................................... 33
               11.1   Debt................................................................. 33
               11.2   Liens, etc........................................................... 34
               11.3   Restricted Investments............................................... 36
               11.4   Restricted Payments.................................................. 37
               11.5   Minimum Net Worth.................................................... 39
               11.6   Transactions with Affiliates......................................... 39
               11.7   Consolidation or Merger, Sale of Assets, etc. ....................... 39
               11.8   Subsidiary Stock and Debt............................................ 41
               11.9   Compliance with ERISA................................................ 41
               11.10  Restrictions Affecting Subsidiaries.................................. 43
               11.11  Amendment of Senior Credit Agreements................................ 43
               11.12  Nature of Business................................................... 43
               11.13  Transactions Affecting Notes......................................... 44
               11.14  Limitation on Other Subordinated Indebtedness........................ 44

       Section 12.    Events of Default.................................................... 44
               12.1   Events of Default; Remedies.......................................... 44
               12.2   Suits for Enforcement................................................ 46
               12.3   Remedies Cumulative.................................................. 47
               12.4   Remedies Not Waived.................................................. 47

        Section 13.  Subordination......................................................... 47

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                                TABLE OF CONTENTS

                                   (continued)

               13.1   General.............................................................. 47
               13.2   Payment Defaults..................................................... 47
               13.3   Non-Payment Defaults................................................. 47
               13.4   Notice of Defaults................................................... 48
               13.5   Notice of Acceleration............................................... 48
               13.6   Bankruptcy, etc...................................................... 48
               13.7   Amounts in Trust..................................................... 49
               13.8   Subrogation.......................................................... 49
               13.9   Reinstatement........................................................ 49
               13.10  Proofs of Claim...................................................... 49
               13.11  Reliance on Orders................................................... 50
               13.12  Rights of Senior Debt................................................ 50
               13.13  No Modification, etc................................................. 50
               13.14  Further Assurances................................................... 50
               13.15  Waiver of Notice..................................................... 51
               13.16  Specific Performance................................................. 51
               13.17  Events of Default.................................................... 51
               13.18  Obligations Unconditional............................................ 51
               13.19  Absence of Notice.................................................... 51
               13.20  Information.......................................................... 52
               13.21  Intercreditor Subordination.......................................... 52

       Section 14.    Registration, Exchange and Transfer of Notes......................... 53

       Section 15.    Lost, Stolen, Damaged and Destroyed Securities....................... 53

       Section 16.    Definitions.......................................................... 54
               16.1   General Terms........................................................ 54
               16.2   Accounting Terms..................................................... 69

       Section 17.    Miscellaneous........................................................ 69
               17.1   Home Office Payment; Endorsements of the Notes....................... 69
               17.2   Amendment and Waiver................................................. 70
               17.3   Expenses............................................................. 70
               17.4   Survival of Representations and Warranties........................... 71
               17.5   Successors and Assigns............................................... 71
               17.6   Rights Confined to Parties and Holders............................... 71
               17.7   Notices.............................................................. 71
               17.8   Governing Law........................................................ 72
               17.9   Submission to Jurisdiction; WAIVER OF JURY TRIAL..................... 72
               17.10  Indemnification...................................................... 72


                                TABLE OF CONTENTS

                                   (continued)

               17.11  Integration.......................................................... 73
               17.12  Counterparts......................................................... 73
               17.13. Headings............................................................. 74

                           KELLSTROM INDUSTRIES, INC.

                          SECURITIES PURCHASE AGREEMENT

                                                    Dated as of January 15, 1997

To the Purchaser
Listed in the Attached
Schedule I

Ladies and Gentlemen:

               The undersigned, KELLSTROM INDUSTRIES, INC., a Delaware corporation (the "Company"), has authorized the issuance and sale of $15,000,000 aggregate principal amount of its 11 3/4 Senior Subordinated Notes due 2004 (the "Notes") and Warrants (the "Warrants") to purchase 305,660 shares of Common Stock. Pursuant to an Asset Purchase Agreement, dated as of October 28, 1996 (the "Acquisition Agreement"), among the Company, IASI Inc., a Delaware corporation and a Subsidiary of the Company ("Kellstrom Subsidiary"), International Aircraft Support, L.P. ("IASI") and William Lyon, a principal of each of the general partners of IASI, the Company has agreed to acquire (the "Acquisition") substantially all of the assets and business of IASI. The proceeds of the Notes to be issued and sold hereunder are to be applied to the purchase price of IASI. Prior to entering into this Agreement, the Company has entered into a Note Purchase Agreement, dated as of January 9, 1997, with Bedford Falls Investors, L.P. and the other purchasers identified therein for issue and sale of $6,000,000 aggregate principal amount of 10% Senior Subordinated Notes and warrants to purchase up to 450,000 shares of Common Stock.

               Certain  capitalized  terms used in this Agreement are defined in
Section 16; references to a Section are, unless otherwise specified, to one of the Sections of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached hereto. As used herein, the term "Securities" shall include, collectively, the Notes, the Warrants and any shares of Common Stock issuable or issued to you upon exercise of any Warrants. You are herein sometimes referred to as the "Purchaser".

               Section 1. Authorization of the Securities. Prior to the Closing Date, the Company shall have duly authorized the issue, sale and delivery to the Purchaser of:

               (a) its 113/4% Senior Subordinated Note due 2004 in the principal amount specified opposite such Purchaser's name on Schedule I, to be dated the date of issue thereof, to bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date on the outstanding principal amount thereof at the Applicable Rate per annum payable semi-annually, in arrears on the 15th day of January and July in each year (commencing July 15, 1997) and at maturity, and to bear

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



interest (so computed) after maturity at the rate per annum equal to the Applicable Rate plus 2%, whether by acceleration or otherwise, until paid, on any overdue principal and any premium and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid, to mature on January 15, 2004, and to be substantially in the form of Exhibit A; and

               (b) Warrants to purchase the aggregate number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), such Common Stock having the rights set forth in the Certificate of Incorporation of the Company (the "Certificate of Incorporation") attached as Exhibit B hereto (all shares of Common Stock originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, are herein referred to collectively as the "Common Shares"), equal to the total number of Warrant Shares (as defined in the Warrant), to be dated the date of issue thereof, and to be substantially in the form of Exhibit C.

               Section 2.    Purchase and Sale of Securities; Closing.

               2.1 Purchase and Sale. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to you, and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes and Warrants set forth opposite your name in
Schedule I hereto at 100% of the principal amount of the Notes to be purchased.

               2.2 Allocation of Purchase Price. The Company has determined that for United States federal income tax purposes the "issue price" of the Notes under Section 1273(b) of the Code, based upon the relative fair market value of the Notes and the Warrants, shall equal $14,850,000. The Company agrees to use the foregoing issue price for United States federal income tax purposes with respect to this transaction.

               2.3 Closing. The purchase and delivery of the Securities to be purchased by you hereunder shall take place at the New York offices of Fulbright & Jaworski L.L.P. at 10:00 a.m., New York City time on January 15, 1997 or such other date not later than January 31, 1997 as shall be agreed upon by the Company and the Purchaser (herein called the "Closing Date"). On the Closing Date, the Company will deliver to you:

               (a) Notes, registered in your name or in the name of your nominee, each such Note to be duly executed and dated the Closing Date, in any denominations (multiples of $1,000) and in an aggregate principal amount (which shall be an integral multiple of $1,000) to be purchased by you as specified above, all as you may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in your name in a principal amount equal to the aggregate principal amount of Notes to be purchased by you from the Company hereunder), and

               (b) Warrants issued in your name or in the name of your nominee exercisable for the number of shares of Common Stock equal to the total number of Warrant Shares, in such denominations as you may specify by timely notice (or, in the absence of such notice, one Warrant exercisable for the total number of Warrant Shares), in each case against your delivery to the account or accounts designated by the Company (at least three Business Days in advance of the Closing) of immediately available funds in the amount specified opposite your name on Schedule I constituting the aggregate purchase price of such Warrants.

               If at the date on which the Closing is scheduled to occur the Company shall fail to tender to you any of the Securities to be purchased by you under this Section 2.3, or any of the conditions specified in Section 7 shall not have been satisfied, you shall, at your election, be relieved of all further obligations under this Agreement, without waiving any other rights you may have by reason of such failure or such non-fulfillment.

               Section 3. Fees. The Company agrees to pay to Alliance Capital on the Closing Date, in consideration of the services provided by Alliance Capital in arranging for the purchase of the Securities to be purchased at the Closing hereunder by you, a transaction fee equal to $225,000 by wire transfer of immediately available funds to Account No. 3026-3303 at Citibank, N.A., 399 Park Avenue, New York, New York, ABA No. 021-000-089, for the account of Alliance Capital Management, L.P. The Company agrees that such fee is the only fee payable to Alliance Capital, the Purchaser or their respective Affiliates in connection with the foregoing transactions.

               Section 4.    Prepayment of Notes.

               4.1 Mandatory Redemption. On each of January 15, 2002, January 15, 2003 and January 15, 2004, the Company will redeem $5,000,000 principal amount of the Notes (or such lesser principal amount as shall then be outstanding), at the principal amount of the Notes so redeemed, without premium, provided that, upon any other redemption of less than all of the Notes, the principal amount of each required redemption of the Notes becoming due under this Section 4.1 on and after the date of such redemption shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such redemption.

               4.2 Optional Redemption with Premium. The Company may, at its option, upon notice as provided in Section 4.7, redeem at any time all, or from time to time any part (in an amount of at least $500,000 in the aggregate or an integral multiple of $1,000 in excess thereof) of, the Notes at the principal amount so redeemed, plus accrued and unpaid interest to the date of redemption and the Make-Whole Premium.

               4.3 Optional Redemption upon Public Offering. The Company may, at its option, upon notice as provided in Section 4.7, redeem at any time on or prior to January 15, 2000, concurrently with or within five days after the occurrence of any

Public Offering, up to $4,500,000 principal amount (in an amount of at least $500,000 in the aggregate or an integral multiple of $1,000 in excess thereof) of the Notes, at the aggregate principal amount so redeemed, plus accrued and unpaid interest to the date of redemption and a premium equal to the lesser of
(a) the Make-Whole Premium and (b) 9.0% of the aggregate principal amount of the Notes so redeemed, provided that no redemption shall be made pursuant to this
Section 4.3 unless, immediately after giving effect to such redemption, the aggregate principal amount of the Notes remaining outstanding shall be not less than $10,500,000.

               4.4 Contingent Redemption Upon Change of Control. In the event of the occurrence of a Change of Control, then the Company shall give prompt written notice thereof to each holder of the Notes, by registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to redeem, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes held by such holder in full (and not in part). Upon the acceptance of such offer by such holder mailed to the Company at least 10 days prior to the date of redemption specified in the Company's offer, such redemption shall be made at the principal amount of the Notes so redeemed, plus a premium equal to 1.0% of the principal amount of the Notes so redeemed. Any offer by the Company to redeem the Notes pursuant to this Section 4.4 shall be accompanied by an Officers' Certificate certifying that the conditions of this Section 4.4 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Notes shall accept such offer, the principal amount of such Notes shall become due and payable on the date specified in such offer.

               4.5 Contingent Redemption in the Event of Excess Sale Proceeds. In the event that at any time there shall be Excess Sale Proceeds of $1,000,000 or more, then the Company shall give prompt written notice thereof to each holder of the Notes, by registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to redeem, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes in an aggregate principal amount equal to the amount of Excess Sale Proceeds. Upon the acceptance of such offer by such holder mailed to the Company at least 10 days prior to the date of redemption specified in the Company's offer, such redemption shall be made at the principal amount of the Notes so prepaid, plus a premium equal to (a) 6.0% of the aggregate principal amount of the Notes so redeemed, if the date of redemption shall be on or prior to January 15, 1999, and (b) 5.0% of the aggregate principal amount of the Notes so prepaid, if the date of prepayment shall be after January 15, 1999. Any offer by the Company to prepay the Notes pursuant to this Section 4.5 shall be accompanied by an Officers' Certificate certifying that the conditions of this Section 4.5 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Notes shall accept such offer, the principal amount of such Notes to be redeemed shall become due and payable on the date specified in such offer. Upon the consummation of the redemption of all the Notes tendered pursuant to a redemption offer under this Section 4.5, the amount of Excess Sale Proceeds shall be reset at zero.

               4.6 Special Optional Redemption. At any time prior to December 31, 1998, but subject to the provisions of Section 10.12, the Company may redeem in the aggregate up to $3,750,000 of the original principal amount of the Notes with the Net Cash Proceeds from the exercise of the Company's outstanding warrants, currently traded on NASDAQ under "KELLW", at the principal amount of the Notes so redeemed plus accrued and unpaid interest to the date of redemption and a premium, at the option of any holder of the Notes as specified in a notice from such holder given the Company at least 10 days prior to the date fixed for such redemption, equal to either (i) 1% of the principal amount thereof, or (ii) 2% of the principal amount thereof, provided that at least $11,250,000 of the Notes remains outstanding after such redemption. The premium specified in clause
(ii) shall be paid in the form of such number of additional Warrants as the Company and holders of a majority of the outstanding Notes shall agree is equal in value to such 2% premium (the "Premium Warrants"), such Premium Warrants having an exercise price equal to the lower of (a) the Market Price at the time of such redemption, or (b) the Exercise Price (as such terms are defined in the Warrant), provided that in the absence of notice from a holder as referred to in this Section 4.6 or in the absence of such agreement prior to the date fixed for redemption, the premium shall be paid in cash as set forth in clause (i).

               4.7    Notice of Optional Redemptions; Officers' Certificate.

               (a) The Company will give each holder of any Notes written notice of each optional redemption under Section 4 not less than 30 days and not more than 60 days prior to the date fixed for such redemption, in each case specifying such date, the aggregate principal amount of the Notes to be redeemed, the principal amount of each Note held by such holder to be redeemed, and the premium, if any, applicable to such redemption. Such notice shall be accompanied by an Officers' Certificate certifying that the conditions of such section have been fulfilled and specifying the particulars of such fulfillment.

               (b) In the event that there shall have been a partial redemption of the Notes under Section 4.2, 4.3, 4.4 or 4.5, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers Certificate setting forth the principal amount of each of the Notes that was redeemed and specifying how each such amount was determined, and if some but not all of the Notes were redeemed, setting forth the reduced amount of each required redemption thereafter becoming due with respect to the Notes under Section 4.1 and certifying that such reduction has been computed in accordance with Section 4.1.

               4.8 Allocation of Partial Prepayments. In the case of each partial redemption (except a redemption pursuant to Section 4.4 or 4.5 of the Notes held by some but not all holders), the principal amount of the Notes to be redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, with adjustments, to the extent practicable, to compensate for any prior redemptions not made exactly in such proportion.

               4.9 Maturity; Surrender, etc. In the case of each redemption, the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or redeemed in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note.

               4.10 Acquisition of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, purchase, redeem or otherwise acquire any Note except upon the redemption thereof in accordance with the terms of this Agreement and such Note.

               Section 5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

               5.1    Corporate Existence and Power.

               (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect and, in any event, in each jurisdiction so specified with respect to it in Schedule 5.2.

               (b) Each of the Company and its Subsidiaries has all requisite power (corporate and other) to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Related Documents to which it is a party and in addition, in the case of the Company, to execute, deliver and perform its obligations under this Agreement, to execute, deliver and perform its obligations under the Notes and the Warrants and to issue, sell and deliver the Common Shares issuable upon exercise of any Warrants, and in each case to engage in the respective transactions contemplated hereby and thereby.

               (c) The Company has furnished the Purchaser with true and correct copies of the Certificate of Incorporation of the Company and each Subsidiary and the By-laws of the Company and each Subsidiary, each as in full force and effect on the

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



date hereof.

               5.2 Subsidiaries. Set forth in Schedule 5.2 is a true and complete list of all Subsidiaries of the Company in existence as of the Closing, setting forth as to each such Subsidiary its jurisdiction of incorporation, each jurisdiction where it is authorized or qualified to do business as a foreign corporation and the percentage of each outstanding class of capital stock thereof owned directly or indirectly by the Company. As of the Closing, except as set forth on Schedule 11.3(f): (i) the Company will not have any equity interest (direct or indirect) in any Person other than the Subsidiaries shown on
Schedule 5.2, (ii) all outstanding shares of capital stock of each such Subsidiary will have been duly and validly issued, fully paid and non-assessable, (iii) the Company will have good title to all of the shares of capital stock it owns of each of its Subsidiaries, in each case free and clear of any Lien, other than Permitted Liens, and (iv) neither any of such shares nor any unissued or treasury shares of capital stock of any such Subsidiary will be subject to any option, warrant, right to call, preemptive right or commitment of any kind or character.

               5.3 Possession of Franchises, Licenses, etc. The Company and its Subsidiaries possess all material authorizations, licenses and permits of any Governmental Body granted or assigned to the Company or any Subsidiary or under which the Company and its Subsidiaries have the right to operate, and the same constitute the only material authorizations, licenses and permits of any public or governmental regulatory body which are required or necessary for the conduct of the respective businesses of the Company and its Subsidiaries as now conducted or proposed to be conducted, and none of the Company or any of its Subsidiaries is in violation of any thereof.

               5.4 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and by the Company or any Subsidiary of the Related Documents to which the Company or any Subsidiary is a party, the execution, delivery and performance of the Notes and the Warrants, and the issuance, sale and delivery of the Common Shares issuable upon exercise of any Warrants have been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary, as the case may be, and such Person's stockholders.

               5.5 Binding Effect. This Agreement and the Related Documents to which the Company or any Subsidiary is a party are the legal, valid and binding obligations of the Company or such Subsidiary, and the Securities when issued and delivered against payment therefor as herein provided will be the legal, valid and binding obligations of the Company, enforceable against such Person in each case in accordance with their respective terms.

               5.6 Consents,  etc. No consent,  approval or  authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including without limitation any creditor or stockholder of the Company or its Subsidiaries, is required to be obtained or made on or prior to the Closing Date in

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connection with the execution,  delivery and performance of this Agreement,  the
Related Documents, the Securities, or the transactions contemplated hereby or thereby, or as a condition to the legality, validity or enforceability of this Agreement, the Related Documents, or the offer, issuance, sale or delivery of the Securities to the Purchaser hereunder or the fulfillment of or compliance with the terms and provisions of the Securities being purchased hereunder, except for such consents, approvals, authorizations, declarations, registrations and filings as are set forth in Schedule 5.6, including, without limitation, such consents, approvals, authorizations, declarations and filings as are required by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, all of which have been, or will on the Closing Date have been, obtained or made and are or will then be in full force and effect.

               5.7 No Conflicts with Agreements, etc. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any restriction contained in the charter or by-laws of any such Person, the performance of which, or compliance with which, will individually or in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Related Documents or the Securities, nor the fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute (or with notice or lapse of time would constitute) a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any Subsidiary, any contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective assets is subject, or result in the creation of any Lien (other than the Liens in favor of the Senior Lenders created under the terms of the Senior Debt Instruments) on any properties or assets of the Company or its Subsidiaries, or require for its validity any authorization, consent, approval, exemption or other action by any Governmental Body or any of the stockholders of the Company or its Subsidiaries. After giving effect to the transactions contemplated by this Agreement and the Related Documents, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any contract, mortgage, indenture, lease, instrument or agreement binding upon any of them or upon any of their respective assets, which violation or default, individually or in the aggregate, might have a Material Adverse Effect.

               5.8    Litigation; No Violation of Government Orders or Laws.

               (a) Except as disclosed in the Company SEC Reports or as set forth in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, nor is there, to the knowledge of the Company, any investigation pending or threatened (or any basis in fact therefor known to the Company), against or affecting any of the Company or its Subsidiaries which, if adversely determined, would have a Material Adverse Effect, or which seeks to enjoin, or otherwise prevent the consummation of, any of the transactions contemplated hereby or by the Related Documents or to recover any damages or obtain any relief as a result of any of the transactions contemplated hereby or thereby in any court or before any arbitrator of any kind or before or by any Governmental Body.

               (b) After giving effect to the transactions contemplated by this Agreement and the Related Documents, neither the Company nor any of its Subsidiaries is (i) subject to any Order arising out of any action, suit or proceeding or in default under or in violation of any statute or law or of any rule or regulation of any Governmental Body, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (ii) except as disclosed in the Company SEC Reports or as set forth in Schedule 5.8, in default under or violation of any statute or law or of any rule or regulation of any Governmental Body, or any Order, which default or violation might have a Material Adverse Effect.

               5.9    Financial Statements.

               (a) The pro forma combined balance sheet of the Company and its Subsidiaries as at September 30, 1996, attached hereto as Schedule 5.9(a), is accurate and presents fairly the consolidated and consolidating financial condition of the Company and its Subsidiaries as at such date as if the transactions contemplated by the Acquisition Documents to have occurred on the Acquisition Closing Date, and the transactions contemplated by this Agreement and the other Related Documents to occur on the Closing Date, as the case may be, had occurred on such date and contains all pro forma adjustments necessary in order to fairly reflect such assumptions.

               (b) Attached hereto, as Schedule 5.9(b)(i) through 5.9(b)(v) are copies of the Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, (ii) Quarterly Reports for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and (iii) the Definitive Proxy Statement for the Annual Meeting dated July 23, 1996 (collectively, the "Company SEC Reports"). The Company SEC Reports, when filed with the Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Exchange Act, as amended. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. There have been no Forms 8-K filed by the Company with the SEC since the filing of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996. Since the filing of the Company's Form 10-QSB for the fiscal quarter ended September 30, 1996, there has been no Material Adverse Effect.

               5.10 Inventories. All Inventories set forth on the Company's balance sheet, dated as of September 30, 1996 (the "September Balance Sheet"), are valued in accordance with GAAP. In the good faith opinion of the Company, all Inventories included therein consist, and at the Closing will consist, of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete materials, which have been written down on the September Balance Sheet, to realizable market value. In the Company's experience, the present quantities of Inventories are, and at Closing will be, reasonable and warranted in light of the Company's business.

               5.11 No Illegal or Improper Transactions. The Company has not, nor has any stockholder, officer or employee of the Company, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that jeopardize the normal business relations between the Company and any of its customers; or (e) the establishment or maintenance of a secret or unrecorded fund. There have been no false or fictitious entries made in the books or records of the Company, and the Company has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with GAAP.

               5.12 Accounts Receivable. Except as set forth in Schedule 5.12, each of the accounts receivable of the Company reflected on the September Balance Sheet (a) arose from bona fide sales in the ordinary course of business,
(b) was entered into under circumstances and by methods usual and customary in the Company's business in the applicable state, and the collection practices used with respect thereto have been in all material respects legal and proper, and (c) was entered into, and credit granted pursuant thereto, consistent with the Company's historical credit policies and practices. The books of the Company correctly record the principal balance of all accounts receivable, and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected in the Company's financial statements are adequate and were calculated consistent with past practice.

               5.13 Contracts and Leases. The Company SEC Reports contain an accurate and complete listing of all material contracts, leases, agreements or understandings, whether written or oral, required to be described therein or filed as exhibits thereto pursuant to the Exchange Act and the applicable rules and regulations thereunder. Except as set forth on Schedule 5.13, each of such contracts, leases, agreements and understandings is in full force and effect and
(a) none of the Company or its Subsidiaries or, to the Company's best knowledge, any other party thereto, has breached or is in-default thereunder, (b) no event has occurred which, with the passage of time or the giving of notice would constitute such a breach or default, (c) no claim of material default thereunder has, to the Company's best knowledge, been asserted or threatened and (d) none of the Company or its Subsidiaries or, to the Company's best knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be reasonably foreseen at this time) to have a Material Adverse Effect.

               5.14 Acquisition Sub. Kellstrom Subsidiary was organized on October 25, 1996, and since inception (i) has at no time had assets or liabilities in excess of $500 in the aggregate, and (ii) has not carried on any activities or incurred any liabilities or obligations whatsoever other than in connection with its organization and the execution and delivery of the Acquisition Agreement.

               5.15 Related Documents and Senior Debt Instruments. The Company has delivered, or will on or prior to the Closing Date deliver, to you and your special counsel true and correct copies of each of the Acquisition Documents and Senior Debt Instruments (including all Exhibits and Schedules thereto) as in effect on the Closing Date and each document, certificate or statement required to be delivered by any party thereunder (and there have not been and will not be any amendments or modifications or supplements to any of the Acquisition Documents and Senior Debt Instruments except as consented to by you in writing).

               5.16 Outstanding Debt and Undisclosed Liabilities. The Company SEC Reports or Schedule 5.16 sets forth a correct and complete list identifying all Debt of the Company and its Subsidiaries and all Liens securing such Debt, outstanding or existing on the date of this Agreement. Neither the Company nor any of its Subsidiaries has any Debt or liability, absolute or contingent, known or unknown, liquidated or unliquidated, which is not reflected in the pro forma combined balance sheet as at September 30, 1996 attached hereto as Schedule 5.9(a) as required by GAAP, except Debt and liabilities incurred for the purchase of equipment in the ordinary course of business since September 30, 1996 (provided that the aggregate amount of Debt and liabilities of the Company as of the Closing Date is not in excess of the amount thereof as shown on such balance sheet plus $1,000,000) or provided for in this Agreement or the Related Documents.

               5.17   Capital Stock.

               (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 3,871,001 shares are issued and outstanding as of January 13, 1997 and 1,000,000 shares of Preferred Stock of which no shares are issued and outstanding on the date hereof.

               (b) As of January 13, 1997 there are currently outstanding warrants (including Unit Purchase Options) to acquire 4,695,817 shares of Common Stock, which warrants (including Unit Purchase Options) are currently exercisable, for an aggregate exercise price of $24,753,065. These warrants have been duly authorized and are the legal, valid and binding obligations of the Company and the shares of Common Stock issuable upon the exercise thereof have been duly authorized and reserved for issuance. With reference to the Company's warrants previously issued to public investors ("Public Warrants"), which the Company represents are currently traded on NASDAQ under "KELLW", and to GKN Securities Corp. ("GKN") and Brean Murray, Foster Securities Inc. as underwriters in the form of Unit Common Share Equivalents, such warrants are currently exercisable. (The aggregate number of shares of Common Stock issuable pursuant to the Unit Common Share Equivalents is 600,000.) The Public Warrants will be redeemable by the Company if the last sales price of the Common Stock has been at least $8.50 on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given. The Company intends to redeem such Public Warrants at such time, if any, that it may do so under the terms thereof, and the Company has heretofore delivered to Purchaser a complete and correct copy of the consent given by GKN to such redemption, which consent is in full force and effect and may not be revoked or modified without the Purchaser's consent.

               (c) The Common Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued upon due exercise of the Warrants, will be validly issued, fully paid and non-assessable and will be free and clear of all preemptive rights and Liens except as otherwise provided herein and will be entitled to the voting powers and other rights as are set forth with respect thereto in the Certificate of Incorporation.

               (d) On the Closing Date, after giving effect to the transactions contemplated hereby and by the Related Documents, except as contemplated by this Agreement, or as set forth in Schedule 5.17 or the Company SEC Reports, the Company will not have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock. Except as disclosed in the Company SEC Reports or as set forth in Schedule 5.17, after giving effect to the transactions contemplated hereby and by the Related Documents, neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Company's capital stock.

               5.18   Taxes.

               (a) Each of the Company and its Subsidiaries (referred to separately and collectively as the "Company Taxpayers") or the affiliated, combined or unitary group of which any such Person is or was a member, as the case may be, has (x) filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it with respect to Taxes (as hereinafter defined), and (y) paid when due and payable all required federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including, without limitation, unemployment and social security taxes, interest, penalties and additions to tax with respect thereto ("Taxes") or has established reserves on their respective balance sheets that, in the aggregate, are adequate therefor. Complete and accurate copies of all such returns, estimates and reports have been made available to the Purchaser, upon its request. Federal, state and local income tax returns of the Company have not been examined and reported on by the appropriate taxing authority or closed by applicable statute.

               (b) Except as disclosed in the Company SEC Reports or as set forth on Schedule 5.18, there are no Taxes assessed or asserted in writing in respect of any tax returns filed by the Company Taxpayers or the affiliated, combined or unitary group of which any such Person is or was a member, as the case may be, or claimed in writing to be due by any taxing authority or otherwise that e.re not reserved for on the applicable financial statements in accordance with GAAP. Except as set forth on Schedule 5.18, no tax return of the Company Taxpayers or the common parent of any affiliated, combined or unitary group of which such entity is or was a member is currently being audited by the Internal Revenue Service or other taxing authority (whether foreign or domestic). Except as disclosed in the Company SEC Reports or as set forth on
Schedule 5.18, none of the Company Taxpayers or the common parent of any affiliated, combined or unitary group of which any such Person is or was a member has executed or filed with the Internal Revenue Service or any other taxing authority (whether foreign or domestic) any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. All final adjustments made by the Internal Revenue Service with respect to any federal tax return of the Company Taxpayers have been reported to the relevant state, local or foreign taxing authorities to the extent required by law. No requests for ruling or determination letters are pending with any taxing authority.

               (c) None of the Company Taxpayers has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by it, (ii) is a party to an agreement that provides for the payment of any amount that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, (iii) agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by the taxpayer or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, (iv) any obligation under any tax sharing or similar agreement, or (v) participated in or cooperated with any international boycott within the meaning of Section 999 of the Code.

               5.19 Title to Properties. Each of the Company and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which are leased from others), subject to no Lien of any kind except Liens which are set forth on Schedule 5.19 or Permitted Liens and (ii) good title to all of its other respective properties and assets (other than properties and assets leased from others), subject to no Lien of any kind except Liens which are disclosed in the Company SEC Reports or as set forth on Schedule 5.19 or Permitted Liens. Each of the Company and its Subsidiaries has the right to peaceful and undisturbed possession under all leases of real or personal property necessary in any material respect for the operation of its business and assets, none of which contains any unusual or burdensome provisions which might have a Material Adverse Effect and all such leases are valid and subsisting and in full force and effect. Schedule 5.19 contains a true and complete list and brief description of all real property owned or leased by the Company or its Subsidiaries on the date hereof.

               5.20 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property, free from burdensome restrictions or any licenses to or rights of others in respect thereof, which are used in or are necessary for the operation of their respective businesses as presently conducted or proposed to be conducted. Schedule 5.20 contains a true and correct list and brief description of all Intellectual Property owned by or licensed to any of the Company or its Subsidiaries as of the date hereof. Except as set forth in Schedule 5.20, nothing has come to the attention of the Company or its Subsidiaries to the effect that (i) any of their respective present or contemplated operations or other use of Intellectual Property may infringe any patent, trademark, service mark, trade name, franchise, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting any of them contesting the right of any of them to engage in any such operation, or contesting the validity of any of the Intellectual Property, and neither the Company nor any of its Subsidiaries knows of any basis for any such charge or claim.

               5.21 Labor Matters. During the past three years, there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving the Company or its Subsidiaries or their respective employees, or threat of any of the foregoing, nor to their knowledge is any such action, dispute or grievance currently pending or threatened against the Company or any of its Subsidiaries which in any case might have a Material Adverse Effect. Except as disclosed in the Company SEC Reports or as set forth in Schedule 5.21, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and neither the Company nor any of its Subsidiaries has any knowledge of any pending or threatened effort to organize any of their employees nor to their knowledge has there been any such organizing effort within the past three years.

               5.22 Compliance with ERISA. Except as disclosed in the Company's SEC Reports or as set forth in Schedule 5.22, (a) each Plan established or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate or to which the Company or any of its Subsidiaries or any ERISA Affiliate make contributions or in which any employee of the Company or any of its Subsidiaries or any ERISA Affiliate participates or with respect to which the Company or any of its Subsidiaries otherwise may have liability, and each related trust, insurance contract or other funding arrangement (any such Plan, trust, insurance contract or other funding arrangement being referred to hereafter as a "Company Plan"), if any, is in compliance with the requirements provided by any and all statutes, Orders or governmental rules or regulations in effect, including, but not limited to, ERISA and the Code that are applicable to the Plans; (b) all required reports and descriptions of each Company Plan (including, but not limited to, Form 5500 Annual Reports, Form 1024 Application for

Recognition of Exemption under Section 501(c)9, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed; (c) none of the Company, its Subsidiaries or any fiduciary in respect of any Company Plan has failed to give any notices required by ERISA or the Code, or any other applicable law, or any applicable ruling or regulation with respect to the Plan, including, but not limited to, any notices required by Sections 204(h) and 606 of ERISA and Sections 162(k)(6) and 4980B(f)(6) of the Code where such failure could have a Material Adverse Effect; (d) none of the Company, its Subsidiaries or any fiduciary has breached any of the responsibilities, duties or obligations imposed on it by the Code or ERISA with respect to any Company Plan, which breach has given rise to or could in the future be reasonably expected to give rise to any Material Adverse Effect; (e) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any of the Company Plans, which could subject the Company or its Subsidiaries to any liability with respect to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code which might have a Material Adverse Effect or a material adverse effect on the assets, operation or prospects of any Plan; (f) none of the Company Plans is a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) and for the preceding five calendar years, neither the Company nor any of its Subsidiaries or any ERISA Affiliate has any obligation to contribute to, or any liability under, any multiemployer plan; (g) no Company Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of such Company Plan heretofore ended, and as of January 1, 1996, the assets of each such Company Plan are sufficient to provide all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) thereof as contemplated under Section 4041(a) of ERISA, using the Company Plan's actuarial assumptions as set forth in the most recent actuarial reports for such Company Plan; (h) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred with respect to any Company Plan; there has not been any Reportable Event with respect to any Company Plan; the PBGC has not instituted or threatened a proceeding to terminate any Company Plan, and there has been no event or condition which presents a material risk of termination of any Company Plan by the PBGC; (i) no event has occurred with respect to any Plan which might give rise to a material liability to the Company or any of its Subsidiaries or any ERISA Affiliate under Section 4069 of ERISA or any other provision of ERISA or the Code; (j) neither the Company nor any of its Subsidiaries or any ERISA Affiliate has any material liability with respect to any Plan for termination of a single employer plan or any multiple employer plan, nor has incurred or expects to incur withdrawal liability under Title IV of ERISA; (k) none of the Company Plans that is an employee welfare benefit plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of any Company or any of its Subsidiaries (other than any such welfare benefits required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law); and (l) there are no material liabilities under any of the Company Plans that are employee welfare benefit plans providing for medical, health, life or other welfare benefits that are not insured by fully paid

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



non-assessable insurance policies.

               5.23   Offering of Securities; Compliance with Securities Laws.

               (a) Neither the Company nor any of its Subsidiaries or any of their respective Affiliates or representatives has, directly or indirectly, offered any of the Securities or any security similar to any of them for sale to, or solicited any offers to buy any of the Securities or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 35 Persons, and neither the Company nor any of its Subsidiaries or any of their respective Affiliates or representatives has taken or will take any action which would subject the issuance or sale of any of the Securities to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

               (b) The offering, issuance and sale of the Securities under this Agreement complies with all applicable requirements of federal and state securities laws.

               (c) The Company has filed all reports required to be filed with the SEC since the date it first became subject to such requirements.

               5.24   Environmental Regulations.

               Except as disclosed in the Company SEC Reports or as set forth in
Schedule 5.24:

               (a) Each of the Company and its Subsidiaries has complied and is in compliance with all Environmental Laws in all material respects.

               (b) Each of the Company and its Subsidiaries has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business, without transfer, reissuance, or other governmental approval or action.

               (c) Neither the Company nor any of its Subsidiaries has received any written claim, complaint, citation, report or other written or oral notice regarding any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws.

               (d) No underground storage tanks or surface impoundments or asbestos-containing material in any form or condition exists at any property owned or occupied by the Company or any of its Subsidiaries.

               (e) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released

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



any substance, including without limitation any Hazardous Material, or owned or operated any facility or property, in a manner that would reasonably be expected to give rise to liabilities of the Company or any of its Subsidiaries for response costs, natural resources damages or attorneys fees pursuant to CERCLA or other Environmental Laws.

               (f) No  facts,  events  or  conditions  relating  to the  past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to
Environmental  Laws,  or  give  rise  to  any  other  liabilities   pursuant  to
Environmental Laws, including without limitation any relating to onsite or offsite Releases (as defined in CERCLA) or threatened Releases of Hazardous Material or otherwise regulated materials, substance or wastes, personal injury, property damage or natural resources damage.

               (g) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental Laws.

               5.25 Status under Certain Laws. Neither the Company nor any of its Subsidiaries is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "United
States real property holding corporation" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended.

               5.26 Foreign Assets Control Regulations. Neither the sale or issuance by the Company of the Notes or the Warrants (or the Common Shares issuable upon the exercise thereof) nor the use of the proceeds of any thereof as contemplated hereby will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the
Cuban Assets Control Regulations,  the Iranian Assets Control  Regulations,  the
Nicaraguan Trade Control Regulations, the Libyan Sanctions Regulations, the South African Transactions Regulations, the Panamanian Transactions Regulations, the Iranian Transactions Regulations, the Kuwaiti Assets Control Regulations, the Iraqui Sanctions Regulations, the Haitian Transactions Regulations, the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations or the Unita (Angola) Sanctions Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

               5.27 Legality. Each of the Company and its Subsidiaries, after giving effect to the transactions contemplated hereby and by the Related Documents, will be a "solvent institution", as such term is used in Section 1405(c) of the New York Insurance Law, whose obligations ... are not in default as to principal or interest," as

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



such terms are used in said Section.

               5.28 Solvency. Each of the Company and its Subsidiaries is Solvent prior to and after giving effect to the transactions contemplated by this Agreement and the Related Documents.

               5.29 Margin Regulations; Use of Proceeds. Neither the Company nor any of its Subsidiaries owns or now intends to acquire any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207). The proceeds (net of expenses of the transactions contemplated hereby to be consummated on the Closing Date) of the issuance of the Securities hereunder will be used to pay the purchase price in the Acquisition. No part of the proceeds of the Securities will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or any of its Subsidiaries in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation G.

               5.30 Affiliates. Except as otherwise disclosed on Schedule 5.30, neither the Company nor any of its Subsidiaries is, or has been since inception, a party to any contract or agreement, or otherwise engaged in any transaction with, any of its Affiliates, the cancellation or termination of which would detrimentally affect the Company and its Subsidiaries.

               5.31 Disclosure. To the best knowledge of the Company and its Subsidiaries, neither this Agreement, the Related Documents nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company or its Subsidiaries in connection herewith or therewith (including, without limitation, the Private Placement Memorandum) contained, as of its respective date, any untrue statement of a material fact or as of any such date omitted to state a material fact necessary in order to make the statements contained herein or therein (as the case may be) not misleading. There is no fact known to the Company or its Subsidiaries which, when taken in conjunction with all other facts, has a Material Adverse Effect or in the future may (so far as the Company and its Subsidiaries can now reasonably foresee) have a Material Adverse Effect.

               5.32 Representations in Related Documents. All representations and warranties made by the Company and its Subsidiaries and by IASI in any of the Related Documents and in any document, certificate or statement delivered pursuant to the terms of the Related Documents are true and correct in all material respects. The Company agrees that you shall be entitled to rely upon such representations and warranties as if made to you by the Company and its Subsidiaries and by IASI in this Agreement.

               5.33 Broker's or Finder's Commissions. Except for the fee payable to Alliance Capital pursuant to Section 3 and to Alex. Brown & Sons in the amount heretofore disclosed to the Purchaser, no broker's or finder's fee or commission or similar payment will be payable by the Company or any of its Subsidiaries with respect to the issuance and sale of the Securities or the transactions contemplated by this Agreement.

               Section 6.    Representations of Purchaser.

               6.1 Purchase for Investment. You represent, and in making this sale to you it is specifically understood and agreed, that you are acquiring the Securities to be purchased by you hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than pursuant to the terms of the Warrant or otherwise in compliance with the Securities Act and all applicable state securities laws), provided, that the disposition of your property shall at all times be of and remain within your control.

               6.2 ERISA. You represent, with respect to the funds with which you are acquiring the Securities, that all of such funds are from or are attributable to one or more of:

               (a) your general account assets or assets of one or more segments of such general account as such term is used in PTCE 95-60 issued by the United States Department of Labor and the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement") and before reduction for credits on account of any reinsurance ceded on the coinsurance basis) (the "Reserves and Liabilities"), for the general account contract(s) held by or on behalf of any Plan, together with the amount of the Reserves and Liabilities for the general account contract(s) held by or on behalf of any other Plans maintained by the same employer (or any "affiliate" thereof within the meaning of Section V(a)(1) of PTCE 95-60), does not exceed 10% of the total Reserves and Liabilities of such general account plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account;

               (b)    a "separate account" (as defined in Section 3 of ERISA):

                      (i) in respect of which all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Securities;

                      (ii) that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest"

                             (as defined in Section 3 of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code) with respect to any plan so identified; or

                      (iii) that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR ss.2510.3-101(h)(1)(iii));

               (c) an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) and all the requirements for an exemption under such Exemption are met with respect to the use of the funds to purchase the Securities; or

               (d) an employee benefit plan that is excluded from the provisions of Section 406 of ERISA by virtue of Section 4(b) of ERISA.

               6.3 U.S. Person. You represent and warrant that you are a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code and an exempt recipient for purposes of back-up withholding and information reporting provisions of applicable law.

               6.4 Restricted Securities. The Notes shall bear a restrictive legend in substantially the following form:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

               6.5 Transfer Restrictions. You agree that you shall not sell or otherwise transfer the Notes or Warrants to AGES Group LP, a limited partnership with offices in Florida, AAR Corporation, a Delaware corporation, Banner Aerospace Inc., a Delaware corporation, Greenwich Air Services, a Delaware corporation, UNC, Inc., a Delaware corporation, Heico Corporation, a Florida corporation or Aviation Sales Inc., a Delaware corporation, provided, that the disposition of the Notes or Warrants shall at all times remain within your control.

               Section 7. Closing Conditions. Your obligation to purchase and pay for the Securities to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

               7.1 Representations and Warranties True, etc.; Certificates. As of the Closing, the representations and warranties contained in Section 5 (including without limitation, all Schedules referenced therein) shall be true in all material respects at and as of the Closing with the same effect as if such representations and warranties had been made on and as of the Closing Date (and with respect to any scheduled item, there shall not have occurred since the date hereof any adverse changes or developments); the Company and its Subsidiaries shall have performed in all material respects all agreements on their part required to be performed under this Agreement, the Related Documents and the Securities on or prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Company and its Subsidiaries shall have delivered to you an Officer's Certificate, dated the Closing Date, to the effect of the foregoing matters stated in this Section 7.1 and to the effect of the matters set forth in Sections 7.8, 7.9 and 7.10; and you shall have received such certificates or other evidence as you may request to establish that the proceeds of the sale of the Securities on the Closing Date will be applied as contemplated by Section 5.29.

               7.2 Opinions of Purchaser's Special Counsel. On the Closing Date, you shall have received from Friedman & Kaplan LLP, which is acting as special counsel for you in connection with this transaction, an opinion addressed to you and dated the Closing Date, covering such matters incidental to the matters herein contemplated as you may reasonably request.

               7.3 Opinion of Counsel for the Company. On the Closing Date, you shall have received from Fulbright & Jaworski L.L.P., counsel for the Company, an opinion addressed to you dated the Closing Date, substantially in the form of Exhibit D. Such opinions shall cover such other matters incidental to the matters herein contemplated as you may reasonably request.

               7.4 Other Opinions. On the Closing Date, you shall receive a letter, in form and substance satisfactory to you, from Irell & Manella LLP, entitling you to rely on the opinion rendered by such firm in connection with the closing of the transactions contemplated under the Acquisition Agreement.

               7.5 Your Purchase Permitted by Applicable Laws; Legal Investment. As of the Closing Date, your purchase of and payment for the Securities to be purchased by you hereunder shall be permitted by the laws and regulations of the jurisdictions to which you are subject, without reference to any "basket" provisions of such laws such as New York Insurance Law Section 1405(a)(8); and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

               7.6 Compliance with Securities Laws. The offering and sale of the Notes and Warrants to you shall have complied with all applicable requirements of federal and state securities laws and you shall have received evidence thereof in form and substance reasonably satisfactory to you.

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



               7.7 Proceedings Satisfactory. As of the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

               7.8 Related Documents. As of the Closing Date, each of the Related Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and no term or condition thereof shall have been supplemented, amended, modified or waived without your prior written consent.

               7.9 Acquisition. Prior to or simultaneously with the consummation of the transactions contemplated hereby at the Closing, the transactions contemplated by the Acquisition Documents, including, without limitation, the Acquisition, shall have been consummated in conformity with the terms and provisions thereof, and you shall have received such evidence thereof as you may request, including, without limitation, certified copies of the Acquisition Documents, all of which shall be reasonably satisfactory in form and substance to you; all conditions to the obligation of each of the parties to the Acquisition Agreement to effect the Acquisition shall have been satisfied in all respects without regard to any waiver of any of the provisions thereof; and except as set forth on Schedule 7.9, neither the Company nor any of its Subsidiaries shall have consented or agreed to (or requested) the taking of any action or the failure to take any action by any other party to the Acquisition Agreement, or given its approval to any act or thing, which consent, agreement, request or approval is required by the terms of the Acquisition Agreement.

               7.10 Senior Debt Instruments. As of the Closing Date, all terms, conditions and provisions of the Senior Debt Instruments shall be satisfactory to you in all respects, including without limitation provisions respecting principal amounts, rates of interest, prepayment charges (if any), fees and expenses, affirmative and negative covenants, conditions to disbursements of loan funds, defaults and remedies therefor, collateral and loans thereby contemplated. The disbursements of loan funds contemplated by the Senior Debt Instruments (in the amount of $4 million under the Barnett Facility, and in the amount of $6 million under the Bridge Facility) shall have been made in accordance with the terms thereof and you shall receive such evidence thereof as you may request, including without limitation certified copies of the Senior Debt Instruments.

               7.11 Consent of Lenders to this Agreement. As of the Closing Date, all terms, conditions and provisions of this Agreement and the Notes shall be satisfactory to the Senior Lenders under the Senior Credit Agreements in all respects, including without limitation the subordination provisions contained in
Section 13, and you shall receive such evidence thereof as you may request.

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               7.12 Fees  Payable at  Closing.  On the  Closing  Date,  Alliance
Capital shall have received payment of the fees described in Section 3 as due on the Closing Date, and your special counsel shall have received the legal fees and expenses required to be paid or reimbursed by the Company as provided in
Section 17.3 for statements rendered on or prior to the Closing Date.

               7.13 Legislative Changes. After the date hereof, no legislation, Order, rule, ruling or regulation, or interpretation of any of the foregoing, shall have been enacted, made or released by or on behalf of any Governmental Body, nor shall have any legislation been introduced or favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor, with respect to any previously introduced legislation, shall have any development occurred that makes passage more likely, nor shall any Order have been rendered which, in your reasonable judgment, would materially affect leveraged transactions or would otherwise materially and adversely affect any of the Securities or the benefits expected to be derived by the Purchaser from its purchase of such Securities or by the Company from its sale of such Securities.

               7.14 Solvency. On the Closing Date, you shall have received an Officer's Certificate of the Company, dated the Closing Date, substantially in the form of Exhibit E, to the effect that, after giving effect to the transactions contemplated by this Agreement and the Related Documents, the Company is Solvent.

               7.15 PPN Application. The Company shall have furnished the Purchaser with a certificate or other evidence satisfactory to the Purchaser that (i) the Company has filed, on the Purchaser's behalf, with Standard & Poor's Corporation CUSIP Service Bureau an application for the assignment of a PPN with respect to the Notes, and (ii) all fees and expenses payable in connection with said application shall have been paid by the Company.

               7.16 Material Adverse Effect. Since the respective dates of information set forth in the Private Placement Memorandum and except as set forth therein, there shall not have been any Material Adverse Effect.

               Section 8. Financial Statements and Information. The Company will furnish to you and to any of your Affiliates, so long as you or such Affiliate shall hold any Securities, and to each other institutional holder of any Securities (such a holder in any such case being hereinafter called an "Eligible Holder"), in duplicate:

               (a) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company,

                      (i) copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such accounting period, and of the related consolidated and

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



                             consolidating statements of income and expense, statements of cash flow and changes in financial position for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, together with the accompanying notes thereto, all in reasonable detail and stating in comparative form the consolidated and consolidating figures as for the end of and for the corresponding date and period in the previous fiscal year, all certified by its chief financial officer as complete and correct and as presenting fairly the information contained therein in accordance with GAAP consistently applied, consistent with the audited financial statements required pursuant to subsection (b) of this Section 8 subject to recurring non-material changes resulting from year-end audit adjustments, together with a management summary of the Company's performance during such quarter; and

                      (ii) a written statement of such financial officer setting forth computations in reasonable detail showing whether or not as at the end of such accounting period there was compliance with Section 10.8;

               (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company,

                      (i) copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and of the related consolidated and consolidating statements of income and expense, retained earnings and changes in financial position and stockholders' equity, and statements of cash flow, for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures as of the end of and for the previous fiscal year, together with the accompanying notes thereto, and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company and acceptable to the Eligible Holders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and their consolidated income, cash flows and retained earnings for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the Accountants shall concur) and that the examination by such

                             Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and

                      (ii) computations in reasonable detail showing whether or not as at the end of such fiscal year there was compliance with Section 10.8, accompanied by a letter from the Accountants stating that in making the examination necessary for their report on such financial statements, nothing has come to their attention that would cause them to believe there has been any default by the Company or by its Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement, or if such Accountants shall believe there has been any such default, specifying the nature and status thereof;

               (c) concurrently with the financial statements furnished pursuant to subsections (a) and (b) of this Section 8, an Officer's Certificate of the Company stating that, based upon such examination or investigation and review of this Agreement and the Related Documents, and such other materials as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by the Company or by any of its Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement or the Related Documents exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action the Company or such Subsidiary, as the case may be, has taken, is taking or proposes to take with respect thereto;

               (d) on or before April 15 of each year, a written statement setting forth the amount, if any, of any distribution with respect to the Common Stock made, or deemed to be made pursuant to any provision of the Code, during the prior calendar year that constitutes a "dividend" within the meaning of
Section 316 of the Code or any successor provision;

               (e) promptly after the receipt thereof by the Company or any of its Subsidiaries and in any event within 15 days thereof, copies of any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such Person by the Accountants in connection with any audit of such Person made by the Accountants;

               (f) promptly upon receipt thereof, copies of all audit reports submitted to the Company by independent public accountants in connection with each interim or special audit of the books of the Company made by such accountants and copies of all representation letters from management of the Company or any of its Subsidiaries to such accountants;

               (g) promptly after the same are available and in any event within 15 days thereof, copies of all proxy statements, financial statements and reports as the Company or its Subsidiaries shall send or make available generally to any of their security holders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or any similar form) which the Company or its Subsidiaries or any of them may file with the SEC or with any securities exchange;

               (h) promptly (and in any event within three Business Days) after becoming aware of (i) the existence of any Default or Event of Default on the part of the Company or any of its Subsidiaries, an Officer's Certificate of the Company, specifying the nature and period of existence thereof and what action the Company or such Subsidiary is taking or proposes to take with respect thereto; or (ii) any Debt being declared due and payable before its expressed maturity, or any holder of such Debt having the then exercisable right to declare such Debt due and payable before its stated maturity, because of the occurrence of any default under such Debt, an Officer's Certificate of the Company describing the nature and status of such matters and what action the Company or such Subsidiary is taking or proposes to take with respect thereto;

               (i) promptly (and in any event within 30 days) after the Company knows or, in the case of a single employer Pension Plan has reason to know, that a Reportable Event with respect to any Pension Plan for which notice has not been waived has occurred, that any Pension Plan is or is likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (in each case, to the extent such event could give rise to a material liability under ERISA), or that the Company or its Subsidiaries will or is likely to incur any material liability to or on account of a Pension Plan under
Section 4062, 4063, 4064, 4201 or 4204 of ERISA or any other material liability under ERISA has been asserted against the Company or its Subsidiaries the Company will deliver to you an Officers' Certificate of the Company setting forth information as to such occurrence and what action, if any, the Company or any such Subsidiary is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (i) required to be filed by the Company or such Subsidiary or the plan administrator of any such Pension Plan controlled by the Company or such Subsidiary with the Internal Revenue Service or the PBGC, or (ii) received by the Company or such Subsidiary from any plan administrator of a Pension Plan not under their control. Each notice required to be delivered hereunder shall be delivered no later than 30 days after the later of the date such notice is filed with the Internal Revenue Service or the PBGC or the date such notice is received by the Company or any of its Subsidiaries;

               (j) promptly (and in any event within three Business Days) after becoming aware of any Material Adverse Effect, with respect to which notice is not otherwise required to be given pursuant to this Section 8, an Officer's Certificate of the Company setting forth the details of such Material Adverse Effect and stating what action the Company or its Subsidiaries are taking or propose to take with respect thereto;

               (k) at least 15 days prior to the voluntary prepayment or reduction of any material Debt, including without limitation Debt incurred under the Senior Debt Instruments (but other than repayment of debt under a revolving credit or like facility in the ordinary course), or the amendment or other modification of any of the terms of payment of principal of, or interest on, any such Debt, or the amendment, modification or waiver of any of the terms of the Senior Debt Instruments, an Officer's Certificate of the Company describing the nature and status of such matters and what action the Company or its Subsidiaries or any of them is taking or proposes to take with respect thereto;

               (l) promptly (and in any event within 15 days) after the Company knows of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or its Subsidiaries or their respective properties or assets not disclosed herein, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could reasonably be expected to have a Material Adverse Effect, an Officer's Certificate of the Company describing the nature and status of such matter in reasonable detail;

               (m) promptly upon their being filed, copies of any and all periodic or special reports filed by the Company or any Subsidiary with any Governmental Body, if such reports indicate any Material Adverse Effect on the Company or any of its Subsidiaries or if copies thereof are requested by the Purchaser, and copies of any and all material notices and other material communications from any Governmental Body (including without limitation notice of any lapse or other termination of any consent or approval issued to the Company by any Governmental Body or any other Person that is material to the operation of the Company business) which specifically relate to the Company or any of its Subsidiaries or which could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries;

               (n) if the Company receives notice from any Governmental Body that any Facility, or any real property adjacent to or that may affect, or may have been affected by, any Facility, has or may become contaminated or subject to a cleanup order or decree by a Governmental Body having jurisdiction over the Company or any Subsidiary of the Company, upon request from the Purchaser, such reports, certificates, engineering studies or other written material or data as the Purchaser reasonably may require from them so as to satisfy the Purchaser that the Company and each Subsidiary of the Company is in compliance with all applicable laws and regulations in connection with any EPA Matter; provided, that with respect to real estate adjacent to a Facility, reports, certificates, studies and other material or data shall not be required to be provided by the Company or any Subsidiary if (i) they are not otherwise required to be created or provided pursuant to statute, regulation, Order or otherwise, and (ii) such contamination is not attributable to the acts or omissions of the Company or any Subsidiary or Affiliate of the Company or predecessor of any of them or any previous owner, lessee, lessor or other user of the Facility;

               (o) promptly upon delivery thereof, copies of any notices, other than administrative or other routine notices that are not material, delivered by the Company or any Subsidiary to the Senior Lenders pursuant to the Senior Debt Instruments; and

               (p) any other information, including without limitation financial statements and computations, relating to the performance of this Agreement and/or the affairs of the Company or its Subsidiaries that the Purchaser or any other Eligible Holder may from time to time reasonably request (including, without limitation, a brief statement containing a management discussion and an analysis of the financial condition of the Company and its Subsidiaries and describing the results of operations and significant events relating to the Company and its Subsidiaries for any fiscal period; copies of all information furnished to stockholders of the Company; a copy of a list of stockholders of the Company; and, if the Company is not then subject to the reporting requirements of the Exchange Act, copies of the minutes of all meetings of the Board of Directors of the Company or any committee thereof and copies of all information furnished to members of the Board of Directors of the Company or any committee thereof).

               The Company will keep at its principal executive offices a true and correct copy of this Agreement and each Related Document, and of all amendments, modifications and supplements to any of the foregoing, and cause the same to be available for inspection at said office during normal business hours by any holder of any of the Securities or any prospective purchaser of any thereof designated by the holder thereof.

               Section 9. Inspection of Properties and Books. You, so long as you shall be obligated to purchase or shall hold any Securities, and each other Eligible Holder of any of the Securities, shall have the right to visit and inspect any of the Properties of the Company and its Subsidiaries during normal business hours (subject to the rights of the tenants of such properties) upon reasonable prior notice, to examine their books of account and records, to make such copies and extracts therefrom at their expense as you may reasonably request, to discuss their affairs, finances and accounts with, and to be advised as to the same by, its and their officers and employees, and its and their independent public accountants (whose fees and expenses shall be paid by the Company or such Subsidiary) and by this provision each of the Company and its
Subsidiaries authorizes its accountants to discuss its affairs, finances and accounts, whether or not any of its representatives is present, all at such times and intervals and in such reasonable manner as you or such Eligible Holder may desire, so long as no unreasonable interference with the business of the Company and its Subsidiaries results therefrom. So long as you shall hold any Securities, you and each other Eligible Holder of any of the Securities may meet with the senior management of the Company, at such times and intervals and in such reasonable manner as you or such Eligible Holder may desire, to discuss the business, financial condition, assets, operations, budget, plans and prospects of the Company. The Company and its Subsidiaries will likewise afford you and any such Eligible Holder the opportunity to obtain any information, to the extent they possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by each of them hereunder.

               Section 10. Affirmative Covenants. The Company covenants and agrees that, commencing on the Closing Date and so long as any of the Notes shall remain outstanding:

               10.1 Legal Existence; Compliance with Laws, etc. The Company will, and will cause each Subsidiary to (except insofar as failure to do any of the following would not have a Material Adverse Effect): maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned by the Company or any Subsidiary, in good repair, working order and condition; and, except as otherwise provided herein, comply in all material respects with all applicable statutes, rules, regulations and Orders of, and all applicable restrictions imposed by, all Governmental Bodies in respect of the conduct of its business and the ownership of its properties (including, without limitation, all Environmental Laws and all applicable statutes, rules, regulations, Orders and restrictions relating to safety and other similar standards or controls) and the material terms of all material leases, agreements and licenses; provided, however, that neither the Company nor any Subsidiary shall be required by reason of this subsection to comply therewith at any time while the Company or such Subsidiary shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if (a) it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Company and its independent public accountants, and (b) such failure to comply shall not be materially adverse to the interests of the holders of the Notes. Without limiting the generality of the foregoing, whenever there is potential non-compliance with any Environmental Law by the Company or any of its Subsidiaries that might reasonably be expected to have a Material Adverse Effect, the Company shall, at the reasonable request of a majority of the holders of the Notes, provide information to such holders with respect thereto and take such other actions at the Company's expense as may be reasonably necessary to remedy such noncompliance.

               10.2 Maintenance of Property and Insurance. The Company shall, and shall cause each of its Subsidiaries to: (a) maintain all of its Property necessary and useful (in the reasonable judgment of the Company's management) in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) maintain with financially sound and reputable insurers such insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, libel and slander, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the holders of the Notes, at their request, as additional insureds under each such policy.

               10.3 Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien or a charge upon its property; provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and their independent public accountants.

               10.4 Payment of Other Debt, etc. Except as to matters being contested in good faith and by appropriate proceedings, and subject to the provisions of this Agreement, the Company will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all material Debt and obligations incident to the conduct of its business.

               10.5 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, conduct its business in full compliance with all material Environmental Laws applicable to it, including, without limitation, those relating to the Company's or any Subsidiary's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. No Hazardous Material shall be used by any Person for any purpose at or upon any Facility or stored thereon or disposed or discharged therefrom, except in compliance in all material respects with any Environmental Law or any permit or Order issued pursuant to an Environmental Law. The Company shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the holders of the Notes on such response. Without limiting the generality of the foregoing, whenever there is potential non-compliance with any Environmental Law by the Company or any of its Subsidiaries, the Company shall, at the request of the holders of more than 50% of the outstanding principal amount of the Notes and the Company's expense: (a) cause an independent environmental engineer acceptable to the holders of the Notes to conduct such tests of the site where the Company's or such Subsidiary's non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the holders of the Notes a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the holders of the Notes a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change.

               10.6 Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Related Documents, the Notes and the Warrants (including, without limitation, taking reasonable steps to obtain an assignment of a PPN with respect to the Notes as referred to in Section 7.15).

               10.7 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrants or otherwise to comply with the terms of the Warrants. The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable U.S. state securities laws in connection with the issuance of the Warrant Shares upon exercise of the Warrants or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance); provided that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation or to consent to the jurisdiction of any court or subject itself to suit, in any jurisdiction wherein it is not qualified.

               10.8 Consolidated Interest and Dividend Coverage Ratio. The Company will cause to be maintained for each period set forth below a Consolidated Interest and Dividend Coverage Ratio in an amount not less than the amount set forth opposite such period:



                    Period                        Consolidated Interest
                                                  and Dividend Coverage
                                                  Ratio
                                                  --------------------------
Closing - December 31, 1997                               2.0  to 1.00
January 1, 1998 - December 31, 1999                       2.25 to 1.00
January 1, 2000 - December 31, 2000                       2.50 to 1.00
Thereafter                                                2.75 to 1.00


               10.9 Compliance with Related Documents. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the terms and provisions of each Related Document to which it is a party.

               10.10 Subsidiary Guaranties, etc. The Company shall cause any Person that is currently or hereafter becomes a Wholly-Owned Subsidiary of the Company, other than a Non-US Subsidiary, to execute and deliver, on the Closing Date or such later date that such Person becomes a Subsidiary, to the holders of the Notes, a Guaranty in the form of Exhibit F with respect to the obligations of the Company hereunder and under the Notes. Notwithstanding the foregoing, the Purchaser has entered into the Collateral Agency Agreement and has waived the condition that such Guaranty be delivered by IASI Inc. at the Closing. However, if within 120 days after the Closing Date (or such later time to which Purchaser, if it so elects, may consent in its sole discretion) IASI Inc. executes and delivers to Purchaser a Subsidiary Guaranty (and Purchaser receives such other documentation in connection therewith as it may reasonably request, including without limitation satisfactory opinions of counsel to IASI Inc. and counsel to
Purchaser with respect thereto), Purchaser will agree to terminate the Collateral Agency Agreement in accordance with the terms thereof. If Purchaser determines in its reasonable judgment that the provisions of the preceding sentence have been complied with, the Company shall be deemed to have "Satisfied the Section 10.10 Condition."

               10.11    Certain Amendment.

               (a) If requested by holders of a majority in principal amount of the outstanding Notes, the Company will as promptly as practicable take all action necessary (in accordance with applicable law) to provide that the Warrants held by such holders shall be exercisable for shares of "Non-Voting Stock" rather than Common Stock, including such amendments to the Warrant,
Section 10.7 of this Agreement and (subject to the following provisions of this Section 10.11) the Certificate of Incorporation as reasonably requested by such holder to effectuate the provisions of this Section 10.11. In such event and subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised in writing by counsel, the Company shall take all lawful action to adopt and cause to become effective a Certificate of Designation to the Certificate of Incorporation or an amendment to the Certificate of Incorporation; and promptly thereafter the Company shall furnish to the Purchaser a legal opinion of its outside counsel, in form and substance reasonably satisfactory to the Purchaser, as to the effectiveness and validity of such amendment.

               (b) With reference to the foregoing, the holders may request either that a class of Non-Voting Convertible Preferred Stock or Non-Voting Common Stock ("Non-Voting Stock") be issued (in either case having terms corresponding to those set forth in the form attached hereto as Exhibit G, with changes as reasonably requested by such holders if the stock is to be Preferred Stock). In the event that an amendment to the Certificate of Incorporation must be approved by the stockholders of the Company, the Company may present the amendment at the next stockholders meeting that is at least 45 days after the request to adopt such amendment, rather than calling a special stockholders' meeting.

               10.12 Application of Certain Proceeds. Subject to the following proviso, the Company shall apply (as promptly as permissible under the Bridge Notes) any and all proceeds from the exercise of the Company's outstanding warrants, currently traded on NASDAQ under "KELLW", to the redemption of any Bridge Notes outstanding, provided that the Company may apply such proceeds to the repayment of other Senior Debt if (a) at the time it is not permitted to repay the Bridge Notes, (b) it has no

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reason to believe  that an amount equal to such  proceeds  will not be available for borrowing under the Barnett Credit Facility for purposes of repaying the Bridge Notes promptly when permissible and (c) it repays such amount of the Bridge Notes promptly when permissible under the terms of the Bridge Notes.

               Section 11. Negative Covenants. The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:

               11.1 Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Debt, or create, issue, sell, or otherwise become or remain directly or indirectly liable with respect to, any Disqualified Stock, except:

               (a) Debt evidenced by the Notes;

               (b) Debt outstanding pursuant to the Senior Credit Agreements in an aggregate outstanding principal amount not to exceed at any time $40,000,000;

               (c) Debt incurred to refund the Debt outstanding under the Senior Credit Agreements (which shall not include any extension or modification of the Senior Credit Agreements or any restructuring of the Senior Credit Agreements involving the same or substantially the same parties as the parties to the Senior Credit Agreements on the date hereof) or any previous refunding thereof (any such Debt being referred to as "Refunding Debt") if (i) the principal amount of such Refunding Debt does not exceed the principal amount of the Debt being refunded, (ii) the Weighted Average Life to Maturity of such Refunding Debt is not shorter than that of the Debt being refunded, (iii) the terms and conditions of such Refunding Debt shall when viewed as a totality be no less favorable to the Company than the Debt being refunded, and (iv) the rate or rates of interest applicable to such Refunding Debt does not exceed the interest rate or rates (including the rate of interest payable upon the occurrence of any default or event of default thereunder) permitted to be charged under the Senior Credit Agreements as in effect on the date hereof;

               (d) Debt and Disqualified Stock outstanding on the date of this Agreement and referred to in Schedule 11.1(d);

               (e) Debt or Disqualified Stock subordinate in right of payment to the Notes and (i) issued by the Company and held by a Subsidiary or (ii) issued by any Subsidiary and held by the Company;

               (f) Debt incurred in connection with the purchase of real estate and improvements thereto used in the conduct cf the business of the Company, provided that the aggregate principal amount of such Debt shall not exceed $3.5 million;

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               (g) Debt  incurred in  connection  with the purchase of Property, other than pursuant to Section 11.1(f), acquired by the Company or a Subsidiary after the Closing Date, provided that the aggregate principal amount outstanding of such Debt plus the aggregate principal amount outstanding of Debt referred to in the second paragraph of Schedule 11.1(d), shall not at any time exceed $1.5 million;

               (h) Senior Debt (which may be pursuant to the Senior Credit Agreements) in addition to that otherwise permitted by the foregoing provisions of this Section 11.1 in an aggregate principal amount outstanding not to exceed $4,000,000 at any time of determination; and

               (i) Debt (which may be pursuant to the Senior Credit Agreements) in addition to that otherwise permitted by the foregoing provisions of this
Section 11.1, provided that, on the date the Company or any Subsidiary becomes liable with respect to such Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt:

                             (i)    the  Consolidated  Interest   and   Dividend
                                    Coverage Ratio (calculated on a proforma basis as if such Debt had been incurred on the first day of the applicable Reference Period) is no less than 2.0 to 1.00 from January 15, 1997 until December 31, 1997,
                                    2.25 to 1.00  from  January  1,  1998  until
                                    December 31, 1999, 2.50 to 1.00 from January
                                    1, 2000 until  December 31, 2000 and 2.75 to
                                    1.00 thereafter;

                             (ii) the ratio of Debt plus Disqualified Stock to Adjusted EBIT shall not exceed 4.5 to 1.0 as of any date on or prior to December 31, 1997, 4.25 to l.0 as of any date after December 31, 1997 and on or prior to December 31, 1998, and 4.0 to 1.0 as of any date after December 31, 1998; and

                             (iii) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default.

               11.2 Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, without equally and ratably securing the Notes, except for Permitted Liens.

               The term "Permitted Liens" means:

                                      -34-




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               (a) Liens for taxes,  assessments or other  governmental  charges the payment of which is not at the time required by Section 10.3 or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

               (b)   statutory   Liens  of  landlords  and  Liens  of  carriers,
warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 10.3;

               (c) Liens (other than any Lien imposed by ERISA or the Code in connection with a Plan) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

               (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

               (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any Subsidiary;

               (f) Liens incurred to secure Debt (other than Subordinated Debt) of the Company outstanding in compliance with Section 11.l(b) or (c) or (if the Debt referred to in Section 11.1(h) is incurred pursuant to the Senior Credit Agreements) Section 11.1(h);

               (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Subsidiaries referred to in Schedule 11.1(d);

               (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of Property acquired by the Company or a Subsidiary after the Closing Date, provided that (i) any such Lien shall be confined solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property,
(ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (A) the cost to

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the Company or such  Subsidiary  of the  Property  so acquired  and (B) the fair market value of such Property (as determined in good faith by the Board) at the time of such acquisition, and (iii) any such Lien shall be created within three months after, in the case of Property, its acquisition, or, in the case of improvements, their completion;

               (i) any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any Property acquired by the Company or any Subsidiary at the time such Property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of Property, and provided further that each such Lien shall at all times be confined solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property;

               (j) any Lien renewing, extending or refunding any Lien permitted by subdivision (f), (g), (h) or (i) of this Section 11.2, provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other Property, and provided further that each such Lien shall at all times be confined solely to the item or items of Property subject to the Lien being renewed, extended or refunded;

               (k) Liens securing Debt of a Subsidiary owed to the Company or another Subsidiary, provided, however, that Liens under this clause (k) will no longer continue to be Permitted Liens in the event that (i) any subsequent issuance or transfer of any capital stock, or other circumstance, results in any such Subsidiary ceasing to be a Subsidiary or (ii) the Debt secured by such Liens is transferred to a Person other than the Company or another Subsidiary; and

               (i) Liens securing Debt of a Non-US Subsidiary that are imposed as a matter of law or common commercial practice in the jurisdiction of such Subsidiary's organization, provided that any such Liens are confined solely to Property of such Subsidiary located in such jurisdiction.

               11.3 Restricted Investments. The Company will not, and will not permit any Subsidiary to, directly or indirectly make or own any Investment in any Person, or create or become or be liable with respect to any Guaranty, except:

               (a)  Cash Equivalents;

               (b) Investments in any Person which simultaneously therewith becomes a Wholly-Owned Subsidiary of the Company if such Person is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and at least 90% of the fair market value of its assets are located and at least 90% of its

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business (as  measured on the basis of revenues) is conducted  within the United
States, in each case as determined in the reasonable judgment of the Board of Directors of the Company;

               (c) advances, Investments or loans by any Subsidiary to the Company;

               (d) advances, Investments or loans by the Company or any Subsidiary to any Wholly-Owned Subsidiary;

               (e) receivables acquired by the Person to whom such receivable is payable, provided, however, such receivables are created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (f) Investments existing on the date of this Agreement and listed on Schedule 11.3(f);

               (g)   advances  for   payroll,   relocation,   travel  and  other
employee-related expenses incurred in the ordinary course of business not to exceed, in the aggregate, $150,000 at any time outstanding;

               (h) Investments by the Company in a joint venture or joint ventures relating to the purchase of engines for inventory and engine leasing not to exceed at any time an aggregate of $5,000,000 or 30% of the Company's Adjusted Net Worth;

               (i) Investments by the Company in Non Wholly-Owned Subsidiaries, Non-US Subsidiaries and in Capital Stock of Rada Electronic Industries Limited, a company organized under the laws of the State of Israel, and other entities engaged in businesses related to the business of the Company and its Subsidiaries, in an amount not to exceed at any time in the aggregate $4,000,000 or such higher amount (which shall in no event exceed $7,000,000) if the Company could on the date of such Investment and after giving effect thereto, incur $1.00 of additional Debt under Section 11.1(i); and

               (j)  Guaranties of Senior Debt permitted under Section 11 hereof.

               11.4 Restricted Payments. (a) The Company will not, directly or indirectly, and will not permit any Subsidiary to declare, order, pay, make or set apart any sum or Property for any Restricted Payment, unless, immediately after giving effect to any such proposed action:

                        (i) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and

                        (ii) the sum of the  aggregate  amount  of all  sums and
                             Property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set apart by the Company

                                      -37-




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



                             during the period from the Closing Date to and including the date of such proposed action shall not exceed the sum of:

               (A) 50% (but, in the case of a deficit, 100%) of Consolidated Net Income from the Closing Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such proposed action; plus

               (B) the aggregate amount of the Net Cash Proceeds received during such period from the issuance and sale other than to a Subsidiary of its capital stock (other than Disqualified Stock), and as consideration for the issuance and sale during such period of Debt of the Company convertible into its capital stock (other than Disqualified Stock), but only to the extent that any such Debt has been converted into shares of such stock during such period, provided that the aggregate amount of such Net Cash Proceeds to be taken into account for such period shall not exceed the aggregate of the amounts expended by the Company during such period for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Company or for the retirement, purchase or other acquisition, direct or indirect, of any Debt which is pari passu with or subordinated to the Note;

provided that any dividend  which could be paid in compliance  with this Section
11.4 at the date of its declaration may be paid within the following 60 days (if the condition specified in clause (a) (i) above would be satisfied at such time) notwithstanding that the conditions set forth in clause (a)(ii) would not be satisfied at such time.

               (b) The provisions of Section 11.4 shall not, so long as no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, prevent (i) the retirement, redemption, or other acquisition of any shares of any class of the Company's capital stock in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale, of other shares of its capital stock (other than Disqualified Stock), (ii) the retirement, redemption, or other acquisition of any Debt which is pari passu with or subordinated to the Notes in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale, of shares of the capital stock (other than Disqualified Stock), (iii) the acquisition by the Company of shares of the capital stock of any Subsidiary from a third party in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of shares of the capital stock (other than Disqualified Stock) of the Company, and (iv) any dividend or distribution payable solely in capital stock of the Company (other than Disqualified Stock).

               (c) For the purposes of this Section 11.4, the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid, made or set apart in Property shall be the greater of the fair market value of such Property (as determined in good faith by the Board) and the net book value thereof on the books of the Company (determined in accordance with GAAP) on the date such Restricted Payment is declared, ordered, paid, made or set apart. The Company will not declare any dividend (other than a dividend payable solely in shares of its own stock) on any shares

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of any class of its stock  which is payable  more than 60 days after the date of declaration thereof.

               11.5 Minimum Net Worth. The Company will not, as of the end of any fiscal quarter of the Company, permit Adjusted Net Worth to be less than the sum of $12,000,000 and 50.0% (but, in the case of a deficit, 100%, and in each case on a cumulative basis) of Consolidated Net Income for the period from the Closing Date to and including the date of determination.

               11.6 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Company, in an arm's length transaction at the time from Persons which are not Affiliates. In the case of any such transaction with an Affiliate involving aggregate consideration in excess of $500,000, the Company shall deliver to each holder of Notes an Officer's Certificate certifying that such transaction complies with this Section 11.6; and in the case of any such transaction with an Affiliate involving aggregate consideration in excess of $2,000,000, (a) the Company shall deliver to each holder of Notes a favorable opinion as to the fairness to the Company or such Subsidiary of such transaction from a financial point of view, issued by an investment banking or accounting firm of national standing and (b) such transaction shall have been approved by the Audit Committee of the Board or, if appropriate, the entire Board. The restriction contained in this Section 11.6 shall not apply to (i) transactions between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (ii) employment arrangements or advisory fees for officers and directors who are not otherwise, by virtue of stock ownership or other circumstances, Affiliates of the Company and (ii) the purchase of inventory (including without limitation, the purchase, sale, lease or exchange of any assets or the rendering of any service), in each case in the ordinary course of business.

               11.7 Consolidation or Merger, Sale of Assets, etc. The Company will not, and will not permit any Subsidiary (other than a Non-US Subsidiary) to, directly or indirectly,

               (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except:

                        (i)  a merger or consolidation involving no person other
                             than  the  Company   and/or  one  or  more  of  its
                             Wholly-Owned Subsidiaries; or

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                        (ii) a merger or consolidation  involving the Company or
                             a  Subsidiary   pursuant  to  which  the  surviving
                             corporation or partnership is a corporation or partnership organized and existing under the laws of the United States of America or a state thereof, with at least 90% of the fair market value of its assets located and at least 90% of its business (as measured on the basis of revenues) conducted within the United States, in each case as determined in the reasonable judgment of the Board of Directors
                             of  the  Company,   and  (x)  such  corporation  or
                             partnership  (if  other  than the  Company  or such
                             Subsidiary)   expressly   assumes,    through   the
                             execution of an instrument of assumption reasonably satisfactory to the Purchaser, the obligations of the Company or such Subsidiary as applicable, under
                             this   Agreement   and   under  the  Notes  or  the
                             Subsidiary  Guaranties,  and (y) immediately  after
                             giving  effect  to  such   transaction   (and  such
                             assumption) (A) such corporation or partnership could incur at least $1.00 of additional Debt in
                             compliance   with   Section   11.1(i)  and  (B)  no
                             condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; or

               (b) sell, issue, convey, transfer, lease or otherwise dispose (including, without limitation, by way of merger, consolidation, or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any capital stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries, or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business, except:

                        (i) transfers by any Wholly-Owned Subsidiary of all or substantially all its assets to the Company or another Wholly-Owned Subsidiary;

                        (ii) transfer by the Company or a  Subsidiary  of all or
                             substantially all its assets (including capital stock of a Subsidiary provided such capital stock constitutes all the capital stock of such Subsidiary) to any corporation into which the Company or such Subsidiary could be consolidated or merged in compliance with subdivision (a) (ii) of this Section 11.7, provided that (x) each of the conditions set forth in such subdivision (a) (ii) shall have been fulfilled, and (y) no such disposition shall relieve the Company from its obligations under this Agreement or the Notes;

                        (iii)transfers of obsolete inventory and equipment;

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                        (iv) during any  Reference  Period,  transfers of assets
                             having a Fair Market Value in the aggregate of not more than 10% of the Consolidated assets of the Company shown on the balance sheet of the Company as of the end of the fiscal quarter ending at least 45 days prior to (1) the commencement of such Reference Period or, if less, (2) the date of such asset sale;

                        (v) transfers pursuant to which the gross proceeds received by the Company and its Subsidiaries is less than $250,000 in the aggregate; and

                        (vi) transfers of (i) assets  (other than capital  stock
                             of any  Subsidiary)  or (ii) all (but not less than
                             all) of the capital stock of a Subsidiary, if (x) at least 85% of the consideration is in the form of immediately available funds consisting of United States Dollars or Cash Equivalents, (y) such consideration is at least equal to the Fair Market Value of the shares or assets to be sold and (z) the Net Cash Proceeds thereof shall, on or prior to the 120th day following such sale, be applied to the prepayment of the Notes to the extent required pursuant to Section 4.5, unless prior to such date such proceeds have been:

               (A)  reinvested  in another  asset or  business as  permitted  by
        Section 11.2; or

               (B) applied to the prepayment of Senior Debt of the Company.

               11.8  Subsidiary Stock and Debt.

               (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, pledge or otherwise dispose of any Debt of the Company or any Wholly-Owned Subsidiary except to the Company or another Subsidiary, or as permitted by Section 11.2.

               (b) The Company will not permit any Wholly-Owned Subsidiary existing on the date hereof to issue or have outstanding any shares of capital stock, or options, warrants or securities convertible into shares of capital stock, other than shares of capital stock which are owned by the Company or a Wholly-Owned Subsidiary.

               11.9 Compliance with ERISA. The Company will not, and will not permit any Subsidiary to,

               (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section

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502(I) of ERISA or a tax  imposed  by  Section  4975 of the Code,  terminate  or withdraw from any Plan (other than a Multi employer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to Section 4041(c) (3) (B) (ii) or
(iii) or 4042(I) of ERISA,  or to a trustee  appointed  under Section 4042(b) or
(c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under Section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multi employer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a Material Adverse Effect;

               (b) permit the present value of all vested accrued benefits under all Plans maintained at any time by the Company and any Subsidiary (other than Multi employer Plans) guaranteed under Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $2,000,000;

               (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multi employer Plans incurred by the Company and its Subsidiaries to exceed $1,000,000; or

               (d) permit the sum of (i) the amount by which the current value of all vested accrued benefits referred to in subdivision (b) of this Section
11.9 exceeds the current value of the assets referred to in such subdivision (b) and (ii) the amount of the aggregate incurred withdrawal liability referred to in subdivision (c) of this Section 11.9 to exceed $2,000,000.

For the purposes of subdivisions (c) and (d) of this Section 11.9, the amount of the withdrawal liability of the Company and its Subsidiaries at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and its Subsidiaries will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Company agrees (i) once in each calendar year to request and obtain a current statement of withdrawal liability from each Multi employer Plan and (ii) to transmit a copy of such statement to each holder of any Notes, within 15 days after the Company receives the same. As used in this Section 11.9, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the terms "present value", "current value" and "accrued benefit" have the meanings specified in Section 3 of ERISA.

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               11.10 Restrictions Affecting Subsidiaries.  The Company will not, and will not permit any Wholly-Owned Subsidiary other than a Non-US Subsidiary to, create or otherwise permit to exist any restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions.on its capital stock or any other interest in its profits owned by the Company or any other Wholly-Owned Subsidiary, or pay any Debt owed to the Company or any other Wholly-Owned Subsidiary; (b) make any loan or advance to the Company or any other Wholly-Owned Subsidiary; or (c) transfer any of its properties or assets to the Company or any other Wholly-Owned Subsidiary, other than any such restriction:

                        (i) in effect on the date of this Agreement and described in Schedule 11.10;

                        (ii) in effect pursuant to Debt of a Person  outstanding
                             at the time such Person becomes a Subsidiary (other than Debt incurred in contemplation of its becoming a Subsidiary), provided that such restriction shall at all times be confined solely to the Person or the assets and properties of the Person so acquired;

                        (iii)in  effect  pursuant  to Debt  incurred  to  renew,
                             extend or refund any Debt  referred to in paragraph
                             (i) or (ii) of this Section 11.10, provided that the restrictions in effect under such Debt shall be no less favorable to the holders of the Notes than those in effect prior thereto;

                        (iv) contained  in  security  agreements   permitted  by
                             Section 10.2 securing Debt of a Subsidiary, provided that such restriction shall at all times be confined solely to the item or items of property covered by such security agreement; and

                        (v) consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of such leasehold interests.

               11.11 Amendment of Senior Credit Agreements. The Company will not enter into any amendment or modification of the Senior Credit Agreements containing terms that would not be permitted in Refunding Debt under Section 11.1(c).

               11.12 Nature of Business. The Company will not, and will not permit any Subsidiary to, (a) change the nature of the business in which it is presently engaged to any business which is not a reasonable extension thereof,
(b) acquire any Subsidiary engaged in a business that the Company itself could not engage in under this Section 11.12, or (c) except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than assets or property which are useful in, necessary for and are to be used in its business as permitted to be conducted hereunder.

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               11.13  Transactions  Affecting  Notes.  The Company will not, and will permit any Subsidiary to, enter into any transaction which could reasonably be expected to materially and adversely affect the Company's ability to repay the Notes.

               11.14 Limitation on Other Subordinated Indebtedness. Neither the Company nor any Subsidiary will create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for, or with respect to, or otherwise permit to exist any Debt that is subordinate in right of payment to any debt of the Company or of such Subsidiary, as the case may be, unless such debt is also pari passu with the Notes or subordinate in right of payment to the Notes in the same manner as the Notes are subordinate in right of payment to Senior Debt.

               Section 12.  Events of Default.

               12.1 Events of Default; Remedies. If, at any time that any Note shall be outstanding, any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

               (a) the Company shall default in the due and punctual payment or prepayment of all or any part of the principal of or premium (if any) on the Notes when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

               (b) the Company shall default in the due and punctual payment or prepayment of any interest on any Note when and as such interest shall become due and payable, or shall fail to pay any other amount payable hereunder, and such default or failure to pay shall continue until the tenth consecutive day following the date on which notice of such default shall have been given to the Company;

               (c) the Company or any of its Subsidiaries shall default in the performance or observance of any of the covenants, agreements or conditions contained in Section 11.1, 11.4, 11.7 or 11.8 (other than defaults which are the subject of any other paragraph of this Section 12.1);

               (d) the Company or any of its Subsidiaries shall default in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement and such default shall continue for a period of 30 days after the earlier of (i) delivery of notice of such default to the Company by any holder of Notes and (ii) the Company's otherwise becoming aware of such default;

               (e) Debt of the Company or any of its Subsidiaries having a principal amount of at least $1,000,000 in the aggregate shall be declared due and payable, or required to be prepaid other than by a required prepayment, prior to the stated maturity thereof, and the Company or such Subsidiary shall fail to pay such Debt when due;

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               (f) any of the Company or its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, (vii) admit in writing its inability to pay its debts generally as such debts become due, (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite corporate action for the purpose of effecting any of the foregoing;

               (g) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of the debts of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any of them or of all or any substantial part of their assets, or (iii) similar relief in respect of any of them, under any law providing for the relief of debtors, and such proceeding, case or appointment shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against any of the Company or any of its Subsidiaries; or action analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 60 days;

               (h) final judgment for the payment of money in excess of $1,000,000 shall be rendered by a court of competent jurisdiction against any of the Company or its Subsidiaries, and the Company or any such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay or execution thereof, within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) any representation or warranty made by or on behalf of the Company or its Subsidiaries or any officer of any of them in this Agreement, by the Company or any Subsidiary in any Related Document, or which is made in any certificate or other instrument or document delivered under or pursuant to or in connection with any provision of this Agreement or any Related Document, shall prove to have been false or incorrect or breached in any material respect on the date as of which made with respect to the Company and its then existing Subsidiaries taken as a whole;

then, subject to the provisions of Section 13, (i) upon the occurrence of any Event of Default described in subsection (f) or (g), the unpaid principal amount of all Notes, together with the interest accrued thereon and, to the extent permitted by law, an

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additional  amount  equal to the  Make-Whole  Premium in respect of such amount, shall automatically become immediately due and payable, or (ii) upon the occurrence of any other Event of Default, the holders of at least 35% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Company and the Agent (as defined in the Senior Credit Agreements) (although the failure to provide such notice to the Agent shall not affect the rights of the holders of the Notes except as provided in Section 13), declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and, to the extent permitted by law, an additional amount equal to the Make-Whole Premium in respect of such amount, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived; provided that, during the existence of an Event of Default described in subsection (a) or (b) with respect to any Note, the holders of at least 25% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Company, declare such Note or Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an additional amount equal to the Make-Whole Premium in respect of such amount, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived. If any holders of any Notes shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the principal of all Notes held by it to be, and the same shall forthwith become, immediately due and payable, together with interest accrued thereon and, to the extent permitted by law, an additional amount equal to the Make-Whole Premium in respect of such amount.

               The provisions of this Section 12.1 are subject, however, to the conditions that if, at any time after any Note shall have so become due and payable, the Company shall pay all arrears of interest on the Notes and all payments on account of the principal of the Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent permitted by law, on overdue payments of interest), at the respective rates per annum provided for in the Notes in respect of overdue amounts of principal and interest, and all Events of Default (other than non-payment of principal of, and accrued interest on Notes, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 17.2, then, and in every such case, the holder or holders of at least a majority in unpaid principal amount of the Notes at the time outstanding, by written notice to the Company, may rescind and annul any such acceleration and its consequences with respect to the Notes; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

               12.2 Suits for Enforcement. If any Event of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the

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exercise of any power granted in this  Agreement,  or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

               The Company covenants that, if it shall default in the making of any payment or principal of or interest or premium on any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including counsel fees and costs.

               12.3 Remedies Cumulative. No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               12.4 Remedies Not Waived. No course of dealing between the Company and you or the holder of any other Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

               Section 13.  Subordination.

               13.1 General. The Company, for itself and its Wholly-Owned Subsidiaries and their respective successors and assigns, and each holder of Subordinated Debt, by its acceptance thereof, agree that the payment of the Subordinated Debt is and shall be junior in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt to the extent and in the manner hereinafter set forth in this Section 13. Each holder of Senior Debt shall have been deemed to have acquired such Senior Debt in reliance upon the subordination provisions set forth in this Section 13. The provisions of this Section 13 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Subordinated Debt, on the one hand, and the holders of Senior Debt, on the other hand.

               13.2 Payment Defaults. During the continuance of any default in the payment of any Senior Debt, whether at maturity, upon redemption or pursuant to acceleration or otherwise (a "Payment Default"), no direct or indirect payment of any kind shall be made with respect to principal of or interest or premium (if any) on the Subordinated Debt until such Payment Default has been cured or waived.

               13.3 Non-Payment Defaults. During the continuance of any event of default on or in respect of Senior Debt (other than a Payment Default) that entitles the holders of such Senior Debt to accelerate the maturity of the obligations outstanding thereunder (a "Non-Payment Default"), no direct or indirect payment of any kind shall be made with respect to principal of or interest (other than interest payable in the form of additional Securities) or premium (if any) on the Subordinated Debt, and no holders

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of Subordinated  Debt shall accept any such payment,  for a period  beginning on the date on which written notice of such default (a "Blockage Notice") is given to the Company by the holders of Senior Debt of an aggregate of at least $3,000,000 in principal amount and ending on the earlier of (x) 179 days after delivery of such Blockage Notice, or (y) the date on which such Non-Payment
Default is cured or waived, after which period the Company shall immediately make all past-due payments and shall resume all other required payments hereunder, including any payments omitted pursuant to this Section 13. No single Non-Payment Default may serve as the basis for more than one Blockage Notice (other than a Non-Payment Default that has been cured for a period of 90 consecutive days); no Non-Payment Default in existence on the date of delivery of a Blockage Notice shall serve as the basis for any subsequent Blockage Notice unless such Non-Payment Default shall have been cured for a period of 90 consecutive days; and during any 360-day period the holders of Senior Debt shall not give more than one Blockage Notice. The Company agrees to deliver copies of all Blockage Notices to the holders of Subordinated Debt immediately upon receipt, although the failure of the Company to do so shall not affect the rights of holders of Senior Debt under this Section 13.

               13.4 Notice of Defaults. The Company shall give prompt written notice to each holder of Subordinated Debt then outstanding of any default or event of default in respect of Senior Debt referred to in Section 13.2 or 13.3.

               13.5 Notice of Acceleration. Until all Senior Debt has been paid in full in cash or Cash Equivalents, no holder of Subordinated Debt shall accelerate the maturity of any Subordinated Debt, unless such holder of Subordinated Debt shall give written notice at least seven Business Days prior thereto to the Senior Lenders of its intention to accelerate, provided that any payment to such holder of Subordinated Debt resulting from any such acceleration shall be subject to the provisions of this Section 13.

               13.6 Bankruptcy, etc. Upon any distribution of assets of the Company of any kind or character upon any dissolution, winding up, total or partial liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (a) the holders of all Senior Debt shall first be entitled to receive payment in full in cash or cash equivalents of all obligations owing in respect thereof before any payment is made on account of the principal of or interest or premium (if any) on the Subordinated Debt; and

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of Subordinated Debt would be entitled except for the provisions of this Section 13 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of Senior Debt or their representative or representatives under the agreements pursuant to which the Senior Debt may have been issued, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving

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effect to any concurrent payment or distribution to the holders of  such  Senior
Debt.

               Notwithstanding the foregoing, nothing herein shall be construed as prohibiting the holders of Subordinated Debt from receiving Reorganization Securities in connection with any such dissolution, winding up, liquidation or reorganization of the Company.

               13.7 Amounts in Trust. If any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of Subordinated Debt on account of principal of or interest or premium (if any) on the Subordinated Debt that, because of the provisions of this Section 13, should not have been made, then such payment or distribution shall be received and held in trust for, and shall be paid over to, the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Debt may have been issued for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

               13.8 Subrogation. Subject to the holders of Senior Debt having received payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until all amounts payable in respect of the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payment or distribution to the holders of the Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions of this Section 13 to which the holders of the Subordinated Debt would be entitled except for the provisions of this Section 13, and no payment pursuant to the provisions of this Section 13 to the holders of Senior Debt by the holders of the Subordinated Debt shall, as between the Company, its creditors other than the holders of the Senior Debt, and the holders of the Subordinated Debt, be deemed to be a payment by the Company to or on account of such Senior Debt.

               13.9 Reinstatement. If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Company or any other Person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

               13.10 Proofs of Claim. So long as any Senior Debt is outstanding, if any Event of Default under Section 12(f) or (g) occurs, and if any holder of Subordinated Debt fails to file any claim or proof of claim necessary to enforce the obligations of the Company in respect of such Subordinated Debt at least ten days before the time to file such claim or proof of claim has expired, any holder of Senior Debt may (but shall have no obligation to) file any such claim or proof of claim, and each holder of a Note hereby acknowledges that any Senior Lender may so file any such claims and proofs of claim.

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               13.11 Reliance on Orders.  Upon any distribution of assets of the
Company referred to in this Section 13, the holders of the Subordinated Debt shall be entitled to rely upon any Order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, receivership, dissolution, winding-up, liquidation, reorganization or other proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to such holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13. Nothing in the foregoing sentence shall limit the right of the holders of Senior Debt to receive payment in full of the Senior Debt.

               13.12 Rights of Senior Debt. Each holder of Subordinated Debt agrees and consents that without notice to or assent by such holder of Subordinated Debt, and without affecting the liabilities and obligations of the Company and the rights and benefits of the holders of the Senior Debt set forth in this Section 13:

               (a) the obligations and liabilities of the Company and any other party or parties for or upon the Senior Debt may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released (but only to the extent permitted by the terms of Section 11.1);

               (b)  the  holders  of  Senior  Debt,  and any  representative  or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

               (c) any balance or balances of funds with any holder of Senior Debt at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released, all as the holders of any Senior Debt, or any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the obligations hereunder to Senior Debt.

               13.13 No Modification, etc. The provisions of this Section 13 are for the benefit of the holders from time to time of Senior Debt and, so long as any Senior Debt remains outstanding, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all holders of Senior Debt.

               13.14 Further Assurances. Until all of the Senior Debt has been fully paid, each holder of Subordinated Debt hereby undertakes and agrees for the benefit of the holders of Senior Debt that, upon the occurrence and during the continuance of any events set forth in Section 13.2 or 13.3, such holder of Subordinated Debt shall take any actions reasonably requested by any holder of Senior Debt to effectuate the full benefit of the subordination contained herein.

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               13.15 Waiver of Notice.  To the extent  permitted  by  applicable law, the holders of Subordinated Debt and the Company hereby waive (i) notice of acceptance hereof by the holders of the Senior Debt and (ii) all diligence in the collection or protection of or realization upon the Senior Debt.

               13.16 Specific Performance. The Company and the holders of Subordinated Debt hereby expressly agree that the holders of Senior Debt may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this Section 13 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

               13.17 Events of Default. The failure to make a payment on account of the principal of or interest or premium (if any) on the Subordinated Debt by reason of any provision in this Section 13 shall not be construed as preventing the occurrence of an Event of Default under Section 12.

               13.18  Obligations  Unconditional.   Nothing  contained  in  this
Section 13 or elsewhere in this Agreement or in any Subordinated Debt is intended to or shall impair, as between the Company and its creditors other than the holders of Senior Debt, the obligations of the Company to the holders of the Subordinated Debt to pay any amount in respect of the Subordinated Debt as and when such amount shall become due and payable in accordance with the terms hereof and thereof, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company other than the holders of Senior Debt, nor shall anything herein prevent any holder of Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Agreement, subject to Section 13.2, 13.3 or
13.5 and the rights, if any, under this Section 13 of the holders of Senior Debt in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

               Nothing contained in this Section 13 or elsewhere in this Agreement or in the Subordinated Debt shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, arrangement, adjustment, composition, recapitalization or readjustment of the Company or its securities or debt (whether voluntary or involuntary or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise), affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 13.2 and 13.3), payment of any amount in respect of the Subordinated Debt.

               13.19 Absence of Notice. No holder of any Subordinated Debt shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof at the address set forth in Schedule I from the Company or from one or more holders of Senior Debt or from any representative thereof; and prior to the receipt

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



of any such written notice each such holder of Subordinated Debt shall be entitled to assume conclusively that no such facts exist, without, however, limiting any rights of holders of Senior Debt under this Section 13 to recover from the holders of the Subordinated Debt any payment made to any such holder which it is not entitled under this Section 13 to retain.

               Each holder of any Subordinated Debt shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt to establish that such notice has been given by a holder of Senior Debt. In the event that such holder of Subordinated Debt determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 13, such holder of Subordinated Debt may request such Person to furnish evidence reasonably satisfactory to such holder of Subordinated Debt as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution, and any other facts pertinent to the rights of such Person under this Section 13, and if such evidence is not furnished such holder of Subordinated Debt may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               13.20 Information. The Company will not publish or give to any creditor or prospective creditor of the Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the holders of the Subordinated Debt without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Debt and not for the benefit of any other creditor of the Company.

               13.21 Intercreditor Subordination. Notwithstanding anything to the contrary contained in this Section 13, for purposes of this Section 13:

               (a) As between the holder of the Notes and the holders of the Bridge Notes, and notwithstanding anything to the contrary in the Bridge Facility, Debt of the Company owing under the Bridge Facility shall be treated as Senior Debt, and subject to paragraph (c) below, the provisions of this
Section 13 shall apply to the holders of the Notes and the holders of the Bridge Notes mutatis mutandis with respect to each other.

               (b) Debt and other obligations owing under any Subsidiary Guaranty shall be included within the definition of Subordinated Debt.

               (c) Any notice or other action which the Senior Lenders have the right to give or take pursuant to this Section 13 (including but not limited to giving a Blockage Notice pursuant to Section 13.3 and filing proofs of claim pursuant to Section 13.10) shall be given or taken by the Senior Lender under the Barnett Facility in its sole discretion, and the holders of the Bridge Notes shall have no right to give any such

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



notice or take any such action unless the Senior Lender under the Barnett Facility has consented thereto in writing in its sole discretion, provided that the provisions of this Section 13 may not be modified, rescinded or canceled in whole or in part without the prior written consent of all Senior Lenders (including the holders of the Bridge Notes).

               Section 14. Registration, Exchange and Transfer of Notes. The Company will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of the Notes.

               Whenever any Notes shall be  surrendered  either at the principal executive office of the Company or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Company) by a written instrument of transfer in form satisfactory to the Company duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Company will execute and deliver in exchange therefor a new Note or Notes. If reasonably requested by the Company, in the case of a transfer to a Person that is not a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), such holder shall furnish to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such transfer and exchange is in compliance with the Federal securities laws. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange.

               The Company and its agents may treat the Person in whose name any
Note is registered as the owner of such Note for the purpose of receiving payment on the principal of and prepayment charge (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

               Section 15. Lost, Stolen, Damaged and Destroyed Securities. At the request of any holder of any Note or Warrant, the Company will issue and deliver at its expense, in replacement of any Note or Warrant lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same unpaid principal amount and otherwise of the same tenor, or a new Warrant containing the same rights with respect to the exercise price, conditions (if any) to exercise, expiration date, anti-dilution provisions, and number of shares and class of stock issuable thereunder, as the Note or Warrant reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Company; provided that if such holder shall be you or your nominee or another Eligible Holder or its nominee, your or such Eligible Holder's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

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               Section 16.   Definitions.

               16.1 General Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

               "Accountants" is defined in Section 8.

               "Acquisition" is defined in the first paragraph hereof.

               "Acquisition Agreement" is defined in the first paragraph hereof.

               "Acquisition Closing Date" means the date of the closing of the transactions under the Acquisition Agreement.

               "Acquisition Documents" means the Acquisition Agreement and all agreements, instruments and documents executed and delivered pursuant to each of them, as the same may be amended, modified or supplemented in accordance with the terms hereof and thereof.

               "Adjusted EBIT" for any Reference Period, means Consolidated Net Income before dividends, (a) adjusted by adding thereto (i) Consolidated Interest Expense and (ii) income taxes, all to the extent deducted in arriving at the calculation of Consolidated Net Income for such Reference Period; and (b) further adjusted by excluding therefrom all extraordinary gains and losses and all other extraordinary or non-recurring items (in each case as determined in accordance with GAAP).

               "Adjusted Net Worth" at any date of determination, means the aggregate Consolidated stockholders' equity (including amounts attributable to Preferred Stock) shown on the balance sheet of the Company and its Consolidated Subsidiaries delivered pursuant to Section 7 most recently prior to such date, adjusted to exclude (to the extent included in calculating such equity), (a) amounts attributable to Disqualified Stock or treasury stock of the Company and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of the Company or a Subsidiary subsequent to the Closing Date.

               "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, including (without limitation) any Person beneficially owning or holding 5% or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds 5% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided further that neither you nor any other Person which is an institutional investor shall

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



be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of the Notes or Warrants or other securities issued in exchange for the Notes or Warrants or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

               "Agreement" means this Securities Purchase Agreement as it may be amended, modified, supplemented or restated from time to time.

               "Alliance Capital" means Alliance Capital Management, L.P., a Delaware limited partnership.

               "Applicable Rate" means 11 3/4%, unless the Bridge Notes are outstanding after January 15, 1998 in which event and from and after such date the Applicable Rate shall be 12 3/4% and shall remain at such rate at all times after January 15, 1998; provided that if the Company has not Satisfied the
Section 10.10 Condition, the Applicable Rate shall be (a) 14% from and after May 15, 1997 or (b) 15% from and after January 15, 1998, if any Bridge Notes are outstanding after such date, provided however that at such time that the Company has Satisfied the Section 10.10 Condition the Applicable Rate will be reduced to 11 3/4% or 12 3/4%, as applicable.

               "Barnett Facility" has the meaning specified in the definition of Senior Credit Agreements herein.

               "Board" means the Board of Directors of the Company or a committee of two or more directors lawfully exercising the relevant powers of the Board.

               "Bridge Facility" has the meaning specified in the definition of Senior Credit Agreements herein.

               "Bridge  Notes"  means  the  Senior   Subordinated  Notes  issued
pursuant to the Bridge Facility.

               "Business Day" means any day except a Saturday, a Sunday or a legal holiday in the City of New York.

               "Capital Lease" as applied to any Person, any lease of any Property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Company or a Subsidiary, any such lease under which the Company or a Wholly-Owned Subsidiary is the lessor.

               "Capital Lease Obligation" with respect to any Capital Lease, means the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

               "Cash Equivalents" means

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               (i)      marketable direct  obligations issued or unconditionally
                        guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof,

               (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

               (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

               (iv) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having as at any date of determination combined capital and surplus of not less than $300,000,000 ("Permitted Banks") or a foreign branch thereof,

               (v)      bankers'   acceptances  eligible  for  rediscount  under
                        requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks,

               (vi)     obligations of the type described in clauses (i) through
                        (iv) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or a Permitted Bank as counterparty pursuant to a repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company and its Subsidiaries by a custodian which is a Permitted Bank and which is not the counterparty to the repurchase agreement in question, and

               (vii) the securities of any investment company registered under the Investment Company Act of 1940 which is a "money market fund" within the meaning of regulations of the Securities and Exchange Commission, or an interest in a pooled fund maintained by a Permitted Bank having comparable investment restrictions.

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               "Certificate of Incorporation" is defined in Section l(b).

               "certified" means, when used with respect to any financial information of any Person to be certified by any of its respective financial or accounting officers, that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP, subject in the case of interim financial information to non-material recurring year-end audit adjustments (which, if anticipated, shall be footnoted and be taken into account for all purposes of this Agreement) and the absence of notes thereto, and presents fairly the information contained therein as at the dates and for the periods covered thereby.

               "Change of Control" means (a) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or "group" (within the meaning of Section 13(d) of the Exchange Act, hereinafter a "Group") together with any Affiliates thereof, (b) the liquidation of the Company, (c) the acquisition after the date hereof by any Person or Group, together with any Affiliates thereof, of a majority of the Voting Stock of the Company, or (d) the success by any Person or Group, together with any Affiliates thereof, in causing its or their nominees to be elected to the Board such that such nominees, when added to any director remaining on the Board who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors.

               "Closing" means the closing of the transactions contemplated to occur on the Closing Date.

               "Closing Costs" means all fees, costs and expenses incurred by the Company and its Subsidiaries in connection with the closing of the transactions contemplated hereunder, including, without limitation, legal fees, accounting fees, financing fees and broker's fees.

               "Closing Date" is defined in Section 2.3.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Collateral   Agency   Agreement"  means  the  Collateral  Agency
Agreement, dated as of the date hereof, among Barnett Bank N.A. (as Senior Lender and as Collateral Agent), Purchaser and the Company.

               "Common Shares" is defined in Section 1(b).

               "Common Stock" is defined in Section 1(b).

               "Company" is defined in the first paragraph hereof and shall include any successor in interest to the Company by merger, consolidation or otherwise.

               "Company Plan" is defined in Section 5.20.

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               "Company SEC Reports" is defined in Section 5.9(b).

               "Company Taxpayers" is defined in Section 5.16.

               "Consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for the Company and its Subsidiaries of the amounts signified by such term determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest and Dividend Coverage Ratio" for any Reference Period, means the ratio of (a) Adjusted EBIT for such Reference Period to (b) the sum of (i) Consolidated Interest Expense for such Reference Period, plus (ii) capitalized interest for such Reference Period, plus (iii) all cash dividends accrued or paid on capital stock, including Disqualified Stock, of the Company during such Reference Period.

               "Consolidated  Interest  Expense" for any Reference  Period means
(a) the Interest Expense of the Company and its Subsidiaries during such Reference Period, less (b) the Interest Expense of any Non-US Subsidiary during such Reference Period.

               "Consolidated Net Income" for any Reference Period, means (a) the net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, less (k) the sum of
(i) the net income (or deficit) of any Wholly-Owned Subsidiary which is subject to a restriction of the type referred to in Section 11.10 and of any Non Wholly-Owned Subsidiary and (ii) the net income (or deficit) of any Non-US Subsidiary.

               "Consolidated Tangible Net Worth" means Adjusted Net Worth, adjusted by deducting therefrom the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP.

               "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

               "Credit Documents" means the Senior Credit Agreements and all agreements, instruments and documents executed and delivered pursuant thereto, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

               "Debt" as applied to any Person (without duplication) means:

               (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

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               (b) any  indebtedness  secured by any Lien in respect of Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

               (c) any indebtedness with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise; and

               (d) any indebtedness of any other Person of the character referred to in subdivision (a), (b) or (c) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

               "Debt for Borrowed Money" as to any Person means Debt in respect of borrowed money, any Capital Lease or the deferred purchase price of Property.

               "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

               "Disqualified Stock" means (a) any capital stock of the Company or any Subsidiary that, by its terms, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder or holders thereof, in whole or in part on or prior to the date of final maturity of the Notes, (b) any Preferred Stock of any Subsidiary,
(c) any capital stock issuable or issued pursuant to the Rights Plan, and (d) any capital stock of the Company or any Subsidiary which is convertible into or exchangeable for any stock described in clauses (a), (b) and (c) above.

               "EBITDA"  shall mean for any period the sum of (i) Adjusted EBIT,
(ii) depreciation expenses for such period and (iii) amortization expenses for such period.

               "Eligible Holder" is defined in Section 8.

               "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, Order, decree or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning, health, safety and any Hazardous Material.

               "EPA Matters" is defined in Section 5.22.

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               "ERISA"  means the  Employee  Retirement  Income  Security Act of
1974, as amended.

               "ERISA Affiliate" means any corporation or other Person which is or was a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Company, or is or was under common control (within the meaning of Section 414(c) of the Code) with the Company.

               "Event of Default" is defined in Section 12.1.

               "Excess Sale Proceeds" means Net Cash Proceeds which have not been reinvested or applied pursuant to Section 11.7(b)(vi)(A) or (B).

               "Exchange Act" meats the Securities Exchange Act of 1934, as amended.

               "Facility" means any real property owned, operated, or leased by the Company or any Subsidiary of the Company, either as of the date hereof or at any time previously or thereafter.

               "Fair Market Value" with respect to any sale of assets of the Company or any of its Subsidiaries pursuant to Section 11.7, means the fair market value of the assets to be sold (a) in the case of any asset sale involving consideration of $5,000,000 or less, as determined in good faith by the Board and evidenced by a resolution filed with the minutes of the meeting of the Board and (b) in the case of any asset sale involving consideration of more than $5,000,000, as determined by an investment banking or accounting firm of national standing selected by the Company.

               "Federal Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

               "Financial Statements" means any financial statements required to be given to the Eligible Holders under this Agreement.

               "Fiscal Year" means the accounting period of each of the Company and its Subsidiaries ending on December 31 of each year.

               "GAAP" means generally accepted accounting principles the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

               "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority, instrumentality or court, domestic or foreign.

               "Guaranty" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease,

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dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise
directly  or  indirectly  liable,  including,   without  limitation,   any  such
obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed. For the purposes of Section 11.3, the amount involved in any Guaranty which constitutes a Restricted Investment made during any period shall be the aggregate amount of the obligation guaranteed, less any amount by which the guarantor may have been discharged with respect thereto (including any discharge by way of a reduction in the amount of the obligation guaranteed), provided that the guarantor shall not be deemed to have been discharged with respect to any Guaranty to the extent the guarantor shall have been required to perform such Guaranty (except to the extent that any loss on such Guaranty has been recognized in reducing Consolidated Net Income).

               "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, radioactive materials, asbestos, genetically modified organisms, petroleum or hydrocarbon and petroleum or hydrocarbon products.

               "Indemnified Liabilities" is defined in Section 17.10(a).

               "Indemnitee" is defined in Section 17.10(a).

               "Intellectual Property" means all of the following, whether now owned or hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, tradenames, tradestyles, patent and trademark applications and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Schedule 5.20, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill, customer and other lists, in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever

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form created or maintained.

               "Interest Coverage Ratio" means the ratio of (i) EBITDA to (ii) Interest Expense.

               "Interest Expense" as applied to any Person with reference to any period, means interest expense of such Person for such period, including amortization of debt discount and expense and imputed interest on Capital Lease Obligations properly chargeable to income during such period in accordance with GAAP.

               "Inventories" means goods held for sale or lease or furnished under contract of service or raw materials, work in progress or materials used or consumed in the operation of the Company's business.

               "Investments" means any advances or loans to, or investments (by way of transfers of property, contribution to capital, acquisitions of stocks, securities or evidences of indebtedness or otherwise) in, or guarantees on behalf of any Person.

               "Lien" as to any Person, means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

               "Make-Whole Premium" with respect to any Note, means a premium equal to the excess, if any, of the Discounted Value of the outstanding principal amount of such Note at the time of determination over the Called Principal of such Note. The Make-Whole Premium shall in no event be less than zero. As used in this definition, the following terms have the following meanings:

        "Called Principal" with respect to any Note, means the principal of such Note that is to be prepaid, subject to a Make-Whole Premium, pursuant to
        Section 4.2 or 4.3 or is declared to be immediately due and payable pursuant to Section 12, as the context requires.

        "Discounted Value" with respect to the Called Principal of any Note, means the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

        "Reinvestment Yield" with respect to the Called Principal of any Note, means the

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        sum of (a) 1.0% plus (b) the yield to maturity  determined  by reference to the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or, if such Statistical Release is not published, any publicly available source of similar market data acceptable to the holders of more than 50% in principal amount of the Notes being prepaid or accelerated) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, (x) by converting U.S. Treasury bill quotations to bond-equivalent yields in
        accordance   with  accepted   financial   practice  and  (y)  by  linear
        interpolation between reported yields.

        "Remaining Average Life" with respect to the Called Principal of any Note, means the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (ii) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payments" with respect to the Called Principal of any Note, means all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

        "Settlement Date" with respect to the Called Principal of any Note, means the date on which such Called Principal is to be prepaid pursuant to Section 4.2 or 4.3 or is declared to be immediately due and payable pursuant to Section 12, as the context requires.

               "Material Adverse Effect" means any change(s) or effect(s) that individually or in the aggregate is or may (so far as can be reasonably foreseen at the time) be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or, if so expressly provided in this Agreement, the Company or any of its Subsidiaries, or the transactions contemplated by this Agreement or the Related Documents, or (ii) the ability of the Company to perform its obligations under this Agreement, the Related Documents to which it is a party and any of the Securities, as the case may be, and of any of its Subsidiaries to perform its obligations under the Related Documents to which such Subsidiary is a party.

               "Net Cash Proceeds" means, for any Asset Sale, any other sale, lease, transfer or other disposition of any asset, or for any sale or issuance of any security,

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by any Person,  the  aggregate  amount of cash  received by such Person for such asset or security after deducting therefrom (a) the amount of such proceeds required to be applied at such time to repay Senior Debt, (b) brokerage commissions, legal fees, finder's fees and other similar fees and commissions,
(c) the amount of taxes currently payable in connection with or as a result of such transaction, and (d) other out-of-pocket costs incurred in connection therewith, in the case of each of clauses (a), (b), (c) and (d) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset or security that is the subject thereof.

               "Net Income" means, for any period, net income (or loss), excluding extraordinary, unusual and non-recurring items, of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.

               "Non-US Subsidiary" means any Subsidiary not incorporated or organized under the laws of one of the states of the United States.

               "Non Wholly-Owned Subsidiary" means any Subsidiary of the Company which is not a Wholly-Owned Subsidiary.

               "Notes" is defined in the first paragraph hereof.

               "Obligations" means all Debt, obligations and liabilities of the Company to the Purchaser incurred under or arising out of or in connection with this Agreement and the Notes, whether for principal, interest, premium, fees, expenses or otherwise.

               "Officer's Certificate" means with respect to any corporation, a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents or the chief financial officer of the specified corporation.

               "Order" includes any order, writ, injunction,  decree,  judgment,
award,   determination  or  written  direction  of  any  court,   arbitrator  or
Governmental Body.

               "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

               "Permitted Liens" is defined in Section 11.2.

               "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained by the Company or any of its Subsidiaries.

               "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any

                                      -64-




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



department or agency thereof.

               "Plan" and "Plans" means any employee  benefit plan as defined in
Section 3 of ERISA established or maintained for the benefit of employees of the Company or any of its Subsidiaries.

               "Potential Event of Default" means any condition or event which, with notice or lapse of time or both, would become an Event of Default.

               "Preferred Stock" as applied to any corporation, means shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation or both.

               "Private Placement Memorandum" means the Private Placement Memorandum prepared by Alex. Brown & Sons Incorporated for use in connection with the Company's private placement of the Notes and Warrants.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Public Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act such that, after giving effect to such offering, the Company shall have received net proceeds from such public offering of at least $8,000,000.

               "Purchaser" is defined in the second paragraph hereof.

               "Reference Period" as of any date of determination, means the four consecutive full fiscal quarters (or such lesser period during which such Person has been in existence) ended most recently prior to such date.

               "Related Documents" means the Warrants, the Subsidiary Guaranty, the Collateral Agency Agreement, the Acquisition Documents, and the Senior Debt Instruments, and all other documents and instruments executed or delivered in connection therewith or pursuant thereto.

               "Related Person" means any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

               "Reorganization Securities" means, as to any Person, securities of such Person as reorganized or readjusted or securities of such Person provided for by a plan of reorganization, arrangement, adjustment, composition, recapitalization or readjustment, or other securities (including, without limitation, equity securities), in each case the payment of which is subordinate, at least to the extent provided in

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Section 13 with respect to the  Subordinated  Debt, to the payment of all Senior
Debt at the time outstanding and to the payment of all securities issued in exchange therefor to holders of such Senior Debt at the time outstanding.

               "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder (with the exception of those events for which the 30-day notice is waived by regulations).

               "Required Holders" means, at any time, the holders of at least 51% of the aggregate principal amount of the Subordinated Debt then outstanding.

               "Restricted Payment" means (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries (other than to the Company or to other Subsidiaries), now or hereafter outstanding, other than pursuant to the Rights Plan; (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, (other than (x) stock held by the Company or other Subsidiaries, (y) stock issued upon exercise of the Company's outstanding publicly traded warrants in accordance with the terms of such warrants or (z) stock issued pursuant to the Rights Plan); and (c) any payment, direct or indirect, of or on account of any principal of or premium on any Subordinated Debt now or hereafter outstanding or any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Debt (except for any sinking fund, other required prepayment or mandatory installment or final payment at maturity pursuant to the provisions thereof and except for any payment consisting solely of shares of stock, which is not Disqualified Stock or of other Subordinated Debt).

               "Rights Plan" means the Rights Agreement, approved by the Board of Directors of the Company, on January 13, 1997, and to be entered into by the Company and Continental Stock Transfer and Trust Company, in the form heretofore delivered to the Purchaser.

               "Satisfied the Section 10.10 Condition" has the meaning set forth in Section 10.10.

               "Securities" is defined in the second paragraph hereof.

               "Securities Act" means the Securities Act of 1933, as amended.

               "SEC" means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

               "Senior Credit Agreements" shall mean (i) the Revolving Credit, Term Loan and Security Agreement, dated as of December 23, 1996, among the Company and Barnett Bank, N.A., a national banking association, as lender (the "Barnett Facility"),

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(ii) Second Amended and Restated Credit  Agreement,  dated as of April 29, 1996, as amended by First Amendment to Second Amended and Restated Credit Agreement and Security Agreements, dated as of November 21, 1996, April 29, 1996, September 7, 1995 and November 27, 1990, between International Aircraft Support, L.P. and Union Bank of California, (iii) the Note Purchase Agreement, dated as of January 9, 1997, as amended on the date hereof, between the Company and Bedford Falls Investors, L.P. and the other purchasers identified therein (the "Bridge Facility") and (iv) any Refunding Debt incurred pursuant to Section 11.(c), in each case as the same may be amended from time to time in accordance with the terms hereof and thereof.

               "Senior Debt" means all Debt of the Company incurred in connection with Section 11.1 hereof, other than trade debt, that is not by its terms pari passu with or subordinated to the Notes, including in respect thereof obligations for payments of principal, premium if any, or mandatory prepayments, interest (including post-petition interest), fees, expenses and indemnification.

               "Senior Debt Instruments" means the Credit Documents and all agreements, instruments and documents creating, evidencing, securing or guaranteeing Debt referred to in of the definition of Senior Debt, as such agreements, instruments and documents may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

               "Senior Lenders" means the lenders named in the Senior Credit Agreements.

               "Solvent" means, when used with respect to any Person, that (a) the fair salable value of all its assets exceeds the amount that will be required to pay the probable liability on its debts (including contingent liabilities); (b) it does not have unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs; (c) it will not have incurred liabilities, and does not intend to or believe that it will incur liabilities, beyond its ability to pay such liabilities as they become due; and (d) it is not "insolvent" as such term is defined in Section 101(31) of the Federal Bankruptcy Code.

               "Subordinated Debt" means all Debt now or hereafter existing under the Notes or this Agreement (whether created directly or acquired by assignment or otherwise), including the obligations of the Company under Section 17 or any other Section of this Agreement, and any indemnities payable under this Agreement.

               "Subsidiary" means any corporation, association, partnership or other business entity at least 50% (by number of votes) of the Voting Stock of which is at the time owned (i) by the Company, (ii) by one or more Subsidiaries or (iii) by the Company and one or more Subsidiaries.

               "Subsidiary Guaranty" means each Guaranty Agreement, the form of which is attached hereto as Exhibit F, to be executed by any current or future Wholly-Owned

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



Subsidiary of the Company other than Non-US Subsidiaries.

               "Taxes" is defined in Section 5.16.

               "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either the Company or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Section 4203 and 4205 of ERISA, of either the Company or any member of the Controlled Group from a Multiemployer Plan.

               "Unit Common Share Equivalents" shall mean those Unit Purchase Options issued to GKN Securities Corp. and Brean Murray, Foster Securities Inc. in connection with the initial public offering of the Company pursuant to which a holder may purchase one share of Common Stock of the Company and two warrants of the Company.

               "Voting Stock" means capital stock or other equity interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions).

               "Warrant Shares" shall have the meanings set forth in the Warrants.

               "Warrants" is defined on the first page hereof.

               "Weighted Average Life to Maturity" as applied to any Debt at any date, means the number of years obtained by dividing (a) the then outstanding principal amount of such Debt into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other regularly scheduled required payment, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made; as applied to any Preferred Stock at any date, the number of years obtained by dividing (x) the then liquidation value of such Preferred Stock into (y) the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund or other required redemption, including redemption at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such redemption.

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               "Wholly-Owned"  as applied to any Subsidiary,  means a Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

               16.2 Accounting Terms. Except as otherwise provided herein, all accounting tests or standards used in this Agreement shall be computed on a consolidated basis for the Company and each of its Subsidiaries. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by the Company's and its Subsidiaries' certified public accountants, then to the extent that such adjustments or changes would modify such accounting terms or the interpretation or computation thereof as contemplated hereby at the time of their execution, then in such event such adjustments or changes shall be followed in defining such accounting terms only after the Company and you shall have agreed to amend this Agreement to reflect their original intent in light of such adjustments or changes.

               Section 17.   Miscellaneous.

               17.1     Home Office Payment; Endorsements of the Notes.

               (a) Notwithstanding anything to the contrary in this Agreement or in the Securities, the Company agrees that, so long as you or any nominee designated by you shall hold any Securities, the Company shall cause all payments of principal, interest and premium (if any) on the Notes, and all payments of dividends and other amounts payable to you in respect of the Common Stock issued to you upon exercise of Warrants or the Common Shares, to be made to you in the manner and to the address specified in Schedule I hereto, or in such other manner or to such other address as you may designate in writing. You agree that prior to the sale, transfer or disposition of any Note you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon or surrender the same in exchange for a new Note or Notes of the same tenor and of authorized denominations in principal amount equal to the unpaid principal amount of the Note or Notes so surrendered, duly executed by the Company. The Company shall enter into an agreement similar to that contained in this Section with any other Eligible Holder (or nominee thereof).

               (b) You are authorized to endorse the date and amount of each payment or prepayment under the Notes on the Schedule annexed to and forming a part of the Notes, which endorsements shall constitute prima facie evidence of the accuracy of the information so recorded.

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               17.2     Amendment and Waiver.

               (a) Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holder or holders of at least a majority of the unpaid principal amount of the Notes at the time outstanding except that:

               (i) no such amendment or waiver shall reduce the principal of, premium (if any) on, or the rate of interest on, or extend the time of payment of interest or any Make-Whole Premium on, any of the Notes, modify any of the provisions of this Agreement or of the Notes with respect to the terms of subordination provided for by Section 13, or the provisions of Section 4.4, reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, or modify any provision of this Section, without the consent of the holders of 66.7% in principal amount of the Notes at the time outstanding; and

               (ii) no waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

               (b) Any amendment or waiver pursuant to subsection (a) above shall apply equally to all the holders of the Securities at the time and shall be binding upon them, upon each future holder of any of the Securities, and upon the Company, in each case whether or not a notation thereof shall have been placed on any of the Securities.

               17.3 Expenses. The Company agrees, whether or not the transactions hereby contemplated are consummated, to pay, and save you harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant thereto or in connection therewith, and the consummation of the transactions hereby contemplated, and all such expenses incurred with respect to the administration of and enforcement of any provision of this Agreement or any such instrument or document (other than time charges, if any, of Purchaser's employees in connection with routine administration) and the consideration of any legal questions relevant thereto (including, without limitation, consideration of any waiver or amendment of the terms of this Agreement or the Securities), all reasonable expenses, incurred in connection with the reproduction of such agreements, instruments and documents and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreements, instruments and documents, or the issuance, delivery or acquisition by you of any Security or otherwise pursuant to this Agreement, and the reasonable fees and disbursements in connection with any of the foregoing of Friedman & Kaplan LLP, and of any other special or local counsel, and the reasonable fees and disbursements of the Accountants. The obligations of the Company under this Section 17.3 shall survive the payment or transfer of any Security, the enforcement of

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any  provision  hereof or thereof,  any such  amendments or waivers and any such consideration of legal questions.

               17.4 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith shall
(i) survive the execution and delivery of this Agreement and the delivery of the Securities to you and the consummation of the transactions contemplated hereby, as long as any Security is outstanding, and (ii) be deemed to have been relied upon by you, regardless of any investigation made by you or on your behalf.

               17.5 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns whether so expressed or not, except that you shall not be obligated to purchase any Note, Common Shares or Warrant from any Person other than the Company. The provisions of this Agreement are intended to be for the benefit of all permitted holders, from time to time, of any Securities purchased pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign; provided that the benefit of Section 8 and
Section 17.10 (as to satisfactory indemnity) shall be limited as provided therein.

               17.6 Rights Confined to Parties and Holders. Except as provided in Section 13 and Section 17.5, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or to give to any Person, other than the parties hereto and their respective permitted successors and assigns, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

               17.7 Notices. All communications provided for hereunder shall be in writing and delivered personally or by overnight delivery (by courier or nationally recognized overnight delivery service) or sent by first class registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile (with such telecopy to be confirmed promptly in writing sent personally, by overnight delivery or by first class mail), sent (i) if to you, to the address or facsimile number set forth by you for such communications on
Schedule I hereto, or to such other address or facsimile number as you may have designated to the Company in writing; (ii) if to any other holder of any Notes, to the address or facsimile number (if any) of such holder as set forth in the register maintained pursuant to Section 14; (iii) if to any other holder of any shares of Common Stock, to the last address of such holder shown in the official stock transfer register maintained by the Company; (iv) if to the Company, Kellstrom Industries, Inc., 14000 N.W. 4th Street, Sunrise, Florida 33325,
Attention:  Zivi R. Nedivi,  telephone  number (954) 845-0427,  facsimile number
(954) 854-0428. All such communications shall be deemed to have been given or made when so delivered by hand or sent by facsimile, or one Business Day after being sent by overnight delivery or five Business Days after being so mailed.

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               17.8  Governing Law. This  Agreement,  the Notes and the Warrants
shall be construed in accordance with and shall be governed by the internal laws of the State of New York, without regard to the choice of law principles of such State.

               17.9     Submission to Jurisdiction; WAIVER OF JURY TRIAL.

               (a)      The Company hereby irrevocably and unconditionally:

                             (i) submits for itself and its Property in any legal action or proceeding relating to this Agreement and any Related Document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

                             (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                             (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to the Company at its address set forth in Section
                                    17.7 or at such other address of which the Purchaser shall have been notified pursuant thereto; and

                             (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (b)  THE  COMPANY  AND  THE  PURCHASER  HEREBY   IRREVOCABLY  AND
UNCONDITIONALLY WAIVE TRIAL BY .JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

               17.10 Indemnification. In consideration of the execution and delivery of this Agreement by you, the Company agrees to indemnify, defend and hold you and your Affiliates (including, without limitation, Alliance Capital) and each of your and their shareholders, officers, directors, controlling persons, advisors, employees and

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agents (herein called the "Indemnitees")  free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, counsel fees and disbursements (herein called the "Indemnified Liabilities"), incurred by or asserted or awarded against any Indemnitees, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with

               (a) (i) the Acquisition, any of the transactions contemplated hereby or any use made or proposed to be made by the Company or any of its Subsidiaries of all or any portion of the proceeds of the sale of the Securities hereunder by the Company or any of its Subsidiaries or Affiliates, whether or not an Indemnitee is a party thereto and whether or not the transactions contemplated hereby are consummated or (ii) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any Indemnitee, and

               (b)  notwithstanding  the generality of the foregoing  subsection
(a), any liability or alleged liability which arises under any Environmental Law or by reason of any governmental response costs pursuant to any Environmental Law; provided that to the extent that the Company is strictly liable under any Environmental Law, the obligation of the Company to an Indemnitee shall likewise be without regard to fault on the part of the Company or any of its Subsidiaries with respect to any action or omission which results in liability to any Indemnitee, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, in either case except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

               The provisions of, and the obligations under, this Section 17.10 shall survive the execution and delivery of this Agreement, the delivery, payment or transfer of any Security, the enforcement of any provision hereof or thereof, the consummation of the transactions to occur on the Closing Date, any investigation made by or on behalf of any holder of Subordinated Debt or any Person controlling any such holder or by or on behalf of the Company, its officers or directors or any other Person controlling the Company, and any amendments or waivers and any such consideration of legal questions as provided in Section 17.3.

               17.11 Integration. This Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

               17.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

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               17.13.  Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                      * * *

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               If you are in agreement with the foregoing,  please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.

                                                   Very truly yours,

                                                   KELLSTROM INDUSTRIES, INC.

                                                   By  _________________________
                                                       Name:
                                                       Title:

Accepted as of January 15, 1997

THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES

By  _________________________________
    Name:
    Title:

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



                                   SCHEDULE I

                              SCHEDULE OF PURCHASER


                                                                 Principal Amount
              Name of Address                                    of Notes; Number
               of Purchaser                                        of Warrants
               ------------                                        -----------
THE EQUITABLE LIFE INSURANCE                                 Principal Amount of Note:
SOCIETY OF THE UNITED STATES

(1)   All   payments  by  wire  transfer of                  $15,000,000
immediately  available funds (other than in
respect of transaction fees) to:                             Number of Warrants: 305,660

        The Chase Manhattan Bank, N.A.
        110 West 52nd Street
        New York, New York  10019
        ABA No. 021-000021

        A/C The Equitable Life Assurance
         Society of the United States
         Account No. 037-2-409417

Each such wire transfer shall set forth the name of the Company, the private placement number, the due date of the payment being made and if such payment is a final payment.

Payments by wire transfer of immediately available funds in respect of transaction fees to:

        Citibank, N.A.
        399 Park Avenue
        New York, New York  10021
        ABA No. 021000089

        A/C Alliance Capital
          Management, L.P.
        Account No. 3026-3303

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(2)     All notices of payment and written
confirmation of such wire transfers to:

        The Equitable Life Assurance
          Society of the United States
        c/o Alliance Capital Management,
          L.P.
        135 West 50th Street
        6th Floor
        New York, New York  10020
        Attention:  Cash Operations

(3)     All other communications to be sent to:

        The Equitable Life Assurance
          Society of the United States
        c/o Alliance Capital Management,
          L.P.
        1345 Avenue of the Americas
        41st Floor
        New York, New York  10105

(4)     Securities to be delivered to:

        The Equitable Life Assurance
          Society of the United States
        787 Seventh Avenue
        TW/41
        New York, New York  10019

(5)     TIN 13-5570651

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